As filed with the Securities and Exchange Commission on November 9, 2006

                                                           Registration No. 333-
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           --------------------------
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------

                                Water Chef, Inc.
                  --------------------------------------------
                 (Name of small business issuer in its charter)


           Delaware                     3850                      86-0515678
   ------------------------     ---------------------------     ---------------
  (State or jurisdiction of    (Primary Standard Industrial    (I.R.S. Employer
incorporation or organization)  lClassification Code Number)    Identification
                                                                   Number)

                         1007 Glen Cove Avenue, Suite 1
                            Glen Head, New York 11545
                                 (516) 656-0059
           -----------------------------------------------------------
          (Address and telephone number of principal executive offices)

                                 David A. Conway
                                    President
                                Water Chef, Inc.
                         1007 Glen Cove Avenue, Suite 1
                            Glen Head, New York 11545
                                 (516) 656-0059
             -------------------------------------------------------
            (Name, address and telephone number of agent for service)

                       -----------------------------------
                                   Copies to:
                            Robert H. Friedman, Esq.
                 Olshan Grundman Frome Rosenzweig & Wolosky LLP
                                Park Avenue Tower
                               65 East 55th Street
                            New York, New York 10022
                                 (212) 451-2300

                       -----------------------------------

Approximate Date of Proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.[ ]

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                         CALCULATION OF REGISTRATION FEE


===================================== ======================= ================ ======================= =====================
                                                                 Proposed
                                                                  Maximum         Proposed Maximum
Title of Each  Class  of  Securities       Amount To Be       Offering Price     Aggregate Offering         Amount of
To Be Registered                          Registered (1)         Per Unit              Price             Registration Fee
------------------------------------- ----------------------- ---------------- ----------------------- ---------------------
Common Stock, par value $.001            7,882,352 shares       $0.085 (2)          $669,999.92               $71.69
per share
------------------------------------- ----------------------- ---------------- ----------------------- ---------------------
TOTAL                                    7,882,352 shares                           $669,999.92               $71.69
------------------------------------- ----------------------- ---------------- ----------------------- ---------------------


     (1) In the event of a stock split, stock dividend or similar transaction involving the Registrant's common stock, $.001 par value, the shares registered hereby shall automatically be increased or decreased pursuant to Rule 416 of the Securities Act of 1933, as amended.

     (2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) of the Securities Act, based on the average of the bid and asked price of the Registrant's Common Stock on the OTC Bulletin Board on November 6, 2006.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                       ii
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


                  Subject to Completion, Dated November 9, 2006

                                   PROSPECTUS

                        7,882,352 SHARES OF COMMON STOCK

                                WATER CHEF, INC.

     This prospectus relates to the resale of up to 7,882,352 shares of our common stock which may be issued from time to time as follows:

          o up to 7,000,000 shares of our common stock are issuable pursuant to our convertible promissory note due February 17, 2007 all or a portion of the principal amount and accrued interest of which may be converted after the maturity date into shares of our common stock at a conversion price for each share of common stock equal to the current market price multiplied by eighty five percent (85%); and

          o up to 882,352 shares of our common stock are issuable upon the exercise of warrants with an exercise price of $0.085 per share;

     The selling security holder may offer or sell all or a portion of its shares publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any of the proceeds from the sale of the securities owned by the selling security holder.

     Our common stock is traded and quoted on the Over the Counter Bulletin Board (the "OTCBB") under the symbol "WTER.OB." On November 6, 2006, the last reported sale price of our common stock was $0.085 per share. As of November 3, 2006 we had 198,977,497 shares of common stock outstanding.

     Our executive offices are located at 1007 Glen Cove Avenue, Suite 1, Glen Head, NY 11545 and our telephone number is (516) 656-0059.


                             -----------------------

     Investing in our common stock involves a high degree of risk. You should read this entire prospectus carefully, including the section entitled "Risk Factors" beginning on page 3, which describes the material risks.

                             -----------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                             -----------------------

          The date of this prospectus is               , 2006.
                                        ---------- ----


The information in this prospectus is not complete and may be changed. The selling security holders may not sell these securities or accept any other offer to buy these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                TABLE OF CONTENTS

Prospectus Summary.............................................................2
The Company....................................................................2
Risk Factors...................................................................4
Special Note Regarding Forward-Looking Statements..............................8
Use of Proceeds................................................................9
Market for Our Common Stock and Related Shareholder Matters....................9
Management's Discussion and Analysis or Plan of Operation.....................10
Selling Securityholder........................................................11
Plan of Distribution..........................................................11
Business......................................................................13
Description of Property.......................................................17
Legal Proceedings.............................................................17
Directors, Executive Officers, Promoters and Control Persons..................18
Limitation of Liability and Indemnification Matters...........................20
Security Ownership of Certain Beneficial Owners and Management................21
Legal Matters.................................................................25
Experts.......................................................................25
Where You Can Find More Information...........................................25

                                       i

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                               PROSPECTUS SUMMARY

The following summary is qualified in its entirety by the more detailed information included elsewhere in this prospectus. Because this is a summary, it may not contain all of the information that may be important to you. You should read this prospectus carefully and should consider, among other things, the matters described under "Risk Factors" beginning on page 4 before making an investment decision. Unless the context requires otherwise, references in this prospectus to "the Company," "our Company," "we," "our," "us" and similar expressions refer to Water Chef, Inc., a Delaware corporation, and its predecessors and its subsidiaries.

                                   THE COMPANY

          Water Chef, Inc. ("Water Chef") designs and markets water purification equipment. The Company was originally incorporated under Arizona law in 1985 and merged into a Delaware corporation in 1987. In 1993, the Company, then known as Auto Swap, U.S.A., entered into a reverse merger with Water Chef, Inc., a Nevada corporation, which manufactured and marketed water coolers and filters. Water coolers and filters were a substantial part of the Company's business from 1993 until the fourth quarter of 2001, at which time this business was sold so that Water Chef could concentrate on the further development, manufacturing and marketing of the PureSafe Water Station (the "PureSafe"), its patented line of water purification systems. The PureSafe is a turn-key unit that converts "gray," or bathing grade, water into United States Environmental Protection Agency ("EPA") grade drinking water.

          An investment in our stock involves a substantial degree of risk. See "Risk Factors."

          Our principal executive offices are located at 1007 Glen Cove Avenue, Suite 1, Glen Head, NY 11545 and our telephone number is (516) 656-0059.

Recent Developments

          On October 17, 2006, Water Chef entered into a loan agreement with Southridge Partners LP pursuant to which the Company borrowed $300,000 at an interest rate of 8% per annum. In consideration for such loan, Water Chef issued a warrant for 882,352 shares of our common stock to Southridge Partners LP at an exercise price of $0.085 per share. The outstanding principal amount of such loan and all accrued and unpaid interest are due and payable on February 17, 2007. Such loan is further secured pursuant to a pledge agreement between Southridge Partners LP and David A. Conway, the President and Chief Executive Officer of Water Chef, pursuant to which Mr. Conway has granted a security interest to Southridge Partners LP in 4,000,000 shares of common stock of Water Chef owned by Mr. Conway. At any time after February 17, 2007, Southridge Partners LP is entitled to convert all or a portion of such loan plus accrued interest into shares of Water Chef's common stock.

The Offering

--------------------------------------------- ---------------------------------------------------------
Securities Offered:                           We are registering the resale of up to 7,882,352 shares
                                              which may be issued from time to time of:

                                              o    Up to 7,000,000 shares of common stock issuable
                                                   pursuant to our convertible promissory note due
                                                   February 17, 2007 all or a portion of the principal
                                                   amount and accrued interest of which may be converted
                                                   after the maturity date into shares of our common stock
                                                   at a conversion price for each share of common stock
                                                   equal to the current market price multiplied by eighty
                                                   five percent (85%).

                                              o    Up to 882,352 shares of common stock issuable upon the
                                                   exercise of warrants with an exercise price of $0.085
                                                   per share.
--------------------------------------------- ---------------------------------------------------------

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--------------------------------------------- ---------------------------------------------------------
Common Stock Outstanding After Offering:      206,859,849 shares, based on 198,977,497 shares outstanding as of November 3, 2006 and assuming exercise of the warrant and conversion of the convertible promissory note.
--------------------------------------------- ---------------------------------------------------------
Proceeds:                                     We expect to use the net proceeds for general corporate
                                              purposes including working capital, repayment of debt,
                                              repurchase of common stock, temporary investment and/or the financing of possible acquisitions or business expansion.
--------------------------------------------- ---------------------------------------------------------
Ticker Symbol:

Common Stock                                  WTER.OB
--------------------------------------------- ---------------------------------------------------------

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


                                  RISK FACTORS

          An investment in our common stock involves a high degree of risk. The following risk factors should be considered carefully in addition to the other information in this prospectus, including under "Special Note Regarding Forward-Looking Statements," before making an investment in our common stock.

Risks Related to Our Business

We have a history of losses. We could continue to incur losses in the future, and we may never achieve or maintain profitability.

          We had net losses of $1.2 million and $3.8 million for the years ended December 31, 2005 and 2004, respectively. We had a net loss of $1,681,754 for the nine months ended September 30, 2006. Our accumulated deficit as of September 30, 2006 was approximately $26.3 million. We were not profitable during the last two years and we may not be profitable in fiscal 2006. Uncertainties still exist regarding whether or not we will attain profitability. We can provide no assurance that we will be able to achieve profitable operations in the future.

We may need additional capital to finance existing obligations and to fund our operations and growth, and we may be unable to obtain additional capital under terms acceptable to us or at all.

          Our capital requirements in connection with our marketing efforts, continuing product development and purchases of inventory and parts are expected to be significant for the foreseeable future. In addition, unanticipated events could cause our revenues to be lower and our costs to be higher than expected, therefore, creating the need for additional capital. Historically, cash generated from operations has not been sufficient to fund our capital requirements, and we have relied upon sales of securities to fund our operations. We have no current arrangements with respect to, or sources of, additional financing, and we cannot assure you that we will have sufficient funds available to meet our working capital requirements, or that we will be able to obtain capital to finance operations on favorable terms or at all. If we do not have, or are otherwise unable to secure, necessary working capital, we may be unable to fund the manufacture of PureSafe systems, and we may have to delay or abandon some or all of our development and expansion plans or otherwise forego market opportunities, any of which could harm our business.

Our independent registered public accountants have stated in their report that there is substantial doubt about our ability to continue as a going concern.

          We have limited cash resources and have a working capital deficit. Our independent registered public accountants have stated in their report that they have a substantial doubt about our ability to continue as a going concern. By being categorized in this manner, we may find it more difficult in the short term to either locate financing for future projects or to identify lenders willing to provide loans at attractive rates, which may require us to use our cash reserves in order to expand. Should this occur, and unforeseen events also require greater cash expenditures than expected, we could be forced to cease all or a part of our operations. As a result, you could lose your total investment.

Our revenues are dependent upon sales of a single product, and our business will fail if we do not increase sales of that product.

          Our revenues are derived from sales of a single product, the PureSafe. If we are not able to increase sales of this product, our business will fail. The PureSafe is a relatively new product in the emerging market for water purification systems and it is difficult to predict when or if sales of the PureSafe will increase substantially or at all. We face a substantial risk that our sales will continue to not cover our operating expenses and that we will continue to incur operating losses.

We have not been paid for a significant number of PureSafe systems that have been shipped to a customer, and we may never receive payment for these items.

          In May 2001, the Company entered into a distribution agreement with a company (the "Sub Distributor") based in Jordan. The Sub Distributor agreed to purchase no fewer than 100 PureSafe systems during 2001 and a minimum of 50 systems in each of 2002 and 2003. During the year ended December 31, 2001, 18 systems were shipped under this agreement. The Company has not received payment for this shipment. The Company has recorded the cost of the inventory shipped as a loss contingency of $242,035 during the year ended December 31, 2001, since return of the items is uncertain. The Company engaged legal counsel in Jordan to pursue legal remedies and obtain payment for all systems shipped. There can be no assurance that either the Company will obtain payment for systems shipped or that the items will be returned.

We depend on our key personnel and the loss of their services would adversely affect our operations.

          If we are unable to maintain our key personnel and attract new employees with high levels of expertise in those areas in which we propose to engage, without unreasonably increasing our labor costs, the execution of our business strategy may be hindered and our growth limited. We believe that our success is largely dependent on the continued employment of our senior management and the hiring of strategic key personnel at reasonable costs. If our current chief executive officer was unable or unwilling to continue in his present position, or we were unable to attract a sufficient number of qualified employees at reasonable rates, our business, results of operations and financial condition may be materially adversely affected.

We plan to expand and we may be unable to manage our growth.

          We intend to grow our business, but we cannot be sure that we will successfully manage our growth. In order to successfully manage our growth, we must:

     o    expand and enhance our administrative infrastructure;

     o improve our management, financial and information systems and controls;

     o    expand, train and manage our employees effectively; and

     o    successfully retain and recruit additional employees.

          Continued growth could place a further strain on our management, operations and financial resources. We cannot assure you that our operating and financial control systems, administrative infrastructure, facilities and personnel will be adequate to support our future operations or to effectively adapt to future growth. If we cannot manage our growth effectively, our business may be harmed.

Difficulties presented by international factors could negatively affect our business.

          A component of our strategy is to expand our international sales revenues. We believe that we face risks in doing business abroad that we do not face domestically. Among the international risks we believe are most likely to affect us are:

     o    export license requirements for our products;

     o    exchange rate fluctuations or currency controls;

     o    the difficulty in managing a direct sales force from abroad;

     o the financial condition, expertise and performance of our international distributors and any future international distributors;

     o    domestic or international trade restrictions; or

     o    changes in tariffs.

          Any of these factors could damage our business results.

Technological change and competition may render our potential products obsolete.

          The water purification industry continues to undergo rapid change, competition is intense and we expect it to increase. Competitors may succeed in developing technologies and products that are more effective or affordable than any that we are developing or that would render our technology and products obsolete or noncompetitive. Many of our competitors have substantially greater experience, financial and technical resources and production and development capabilities than us. Accordingly, some of our competitors may succeed in obtaining regulatory approval for products more rapidly or effectively than we can for technologies and products that are more effective and/or affordable than any that we are developing.

If our sole-source supplier is unable to meet our demands, our business results will suffer.

          We purchase certain key components for some of our products from a single contract management supplier. For some of these components, there are relatively few alternative sources of supply. Establishing additional or replacement suppliers for any of the numerous components used in our products, if required, may not be accomplished quickly and could involve significant additional costs. Any supply interruption from our supplier or failure to obtain alternative vendors for any of the components used to manufacture our products would limit our ability to manufacture our products. Any such limitation on our ability to manufacture our products would cause our business results to suffer.

Product liability exposure may expose us to significant liability.

          We face an inherent business risk of exposure to product liability and other claims and lawsuits in the event that the development or use of our technology or prospective products is alleged to have resulted in adverse effects. We may not be able to avoid significant liability exposure. We maintain a $1,000,000 umbrella policy, in addition to a $2,000,000 general and product liability policy, which covers the manufacture and marketing of our products. Although we believe our insurance coverage to be adequate, we may not have sufficient insurance coverage, and we may not be able to obtain sufficient coverage at a reasonable cost. An inability to obtain product liability insurance at acceptable cost or to otherwise protect against potential product liability claims could prevent or inhibit the commercialization of our products. A product liability claim could hurt our financial performance. Even if we avoid liability exposure, significant costs could be incurred that could hurt our financial performance and condition.

Our inability to protect our intellectual property rights may force us to incur unanticipated costs.

          Our success will depend, in part, on our ability to obtain and maintain protection in the United States and other countries for certain intellectual property incorporated into our water purification systems and our proprietary methodologies. We may be unable to obtain patents relating to our technology. Even if issued, patents may be challenged, narrowed, invalidated or circumvented, which could limit our ability to prevent competitors from marketing similar solutions that limit the effectiveness of our patent protection and force us to incur unanticipated costs. In addition, existing laws of some countries in which we may provide services or solutions may offer only limited protection of our intellectual property rights.

Our products may infringe the intellectual property rights of third parties, and third parties may infringe our proprietary rights, either of which may result in lawsuits, distraction of management and the impairment of our business.

          As the number of patents, copyrights, trademarks and other intellectual property rights in our industry increases, products based on our technology may increasingly become the subject of infringement claims. Third parties could assert infringement claims against us in the future. Infringement claims with or without merit could be time consuming, result in costly litigation, cause product shipment delays or require us to enter into royalty or licensing agreements. Royalty or licensing agreements, if required, might not be available on terms acceptable to us. We may initiate claims or litigation against third parties for infringement of our proprietary rights or to establish the validity of our proprietary rights. Litigation to determine the validity of any claims, whether or not the litigation is resolved in our favor, could result in significant expense to us and divert the efforts of our technical and management personnel from productive tasks. If there is an adverse ruling against us in any litigation, we may be required to pay substantial damages, discontinue the use and sale of infringing products, expend significant resources to develop non-infringing technology or obtain licenses to infringing technology. Our failure to develop or license a substitute technology could prevent us from selling our products.

Risk Factors Relating to Our Common Stock

Exercise of our warrants or conversion of our convertible preferred stock will dilute the ownership interest of existing stockholders.

          The exercise of our warrants into shares of our common stock will dilute the ownership interests of existing stockholders. Any sales in the public market of the shares of our common stock issuable upon exercise of our warrants or conversion of our convertible preferred stock could adversely affect prevailing market prices of our common stock. In addition, the existence of the warrants or the convertible preferred stock may encourage short selling by market participants due to this dilution or facilitate trading strategies involving the notes and our common stock.

Future sales of shares of our common stock in the public market could adversely affect the trading price of shares of our common stock and our ability to raise funds in new stock offerings.

          Future sales of substantial amounts of shares of our common stock in the public market, or the perception that such sales are likely to occur, could affect prevailing trading prices of our common stock and, as a result, the value of the notes. As of November 3, 2006, we had 198,977,497 shares of common stock outstanding.

We do not anticipate paying cash dividends in the foreseeable future, which could adversely affect the price of our stock.

          We, by reason of our anticipated financial status and our contemplated financial requirements, do not contemplate or anticipate paying any dividends upon our common stock in the foreseeable future. Any payment of cash dividends in the future will be dependent upon the amount of funds legally available, the earnings, financial conditions, capital requirements and other factors that the board of directors may think are relevant. As a result, you may never receive a stream of cash payments from dividends, which could adversely affect the price of our stock.

Although we are subject to the information and reporting requirements of the Securities Exchange Act of 1934, our common stock is not quoted or traded on a national exchange and investors in our common stock will be subject to risks associated with the public trading market generally.

          We cannot predict the extent to which a trading market will develop or how liquid that market might become. If you exercise your warrants and receive common stock, you will pay a price that was not established in the public trading markets. You may suffer a loss of your investment.

A significant number of our shares will be available for future sale and could depress the market price of our stock.

          As of November 3, 2006, there were 198,977,497 shares of common stock outstanding, outstanding warrants to purchase 2,500,000 shares of our common stock at an exercise price of $0.15 per share, 430,000 shares of our common stock at $0.14 per share, 4,000,000 shares of our common stock at $0.14 per share and 882,352 shares of our common stock at $0.085 per share, all of them fully vested, 1,736,680 shares of common stock issuable upon conversion of our Series F convertible preferred stock, and 5,000,000 stock appreciation rights. Sales of large amounts of our common stock in the market could adversely affect the market price of the common stock and could impair our future ability to raise capital through offerings of our equity securities. A large volume of sales by holders exercising the warrants or stock appreciation rights could have a significant adverse impact on the market price of our common stock.

The market price of our common stock is volatile, leading to the possibility of its value being depressed at a time when you want to sell your holdings.

          The market price of our common stock has in the past been, and may in the future continue to be, volatile. For instance, between January 1, 2004 and November 6, 2006, the closing bid price of our common stock has ranged between $0.06 and $0.37. Many factors could cause the market price of our common stock to fluctuate substantially, including:

               o future announcements concerning us, our competitors or other companies with whom we have business relationships;

               o changes in government regulations applicable to our business;

               o    changes in market conditions for our industry;

               o overall volatility of the stock market and general economic conditions;

               o changes in our earnings estimates or recommendations by analysts; and

               o    changes in our operating results from quarter to quarter.

          In addition, the stock market in recent years has experienced significant price and volume fluctuations for reasons unrelated to operating performance. These market fluctuations may adversely affect the price of our common stock at a time when you want to sell your interest in us.

Your ability to influence corporate decisions may be limited because our major stockholders own a large percentage of our common stock.

          Our significant stockholders own a substantial portion of our outstanding stock. As a result of their stock ownership, if these stockholders were to choose to act together, they would be able to control all matters submitted to our stockholders for approval, including the election of directors and approval of any merger, consolidation or sale of all or substantially all of our assets. This concentration of voting power could delay or prevent an acquisition of our Company on terms that other stockholders may desire. In addition, as the interests of our majority and minority stockholders may not always be the same, this large concentration of voting power may lead to stockholder votes that are inconsistent with your best interests or the best interests of us as a whole.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

          This prospectus includes and incorporates by reference forward-looking statements. When used or incorporated by reference in this prospectus, statements which are not historical in nature, including the words "may," "will," "should," "continue," "future," "potential," "believe," "expect," "anticipate," "project," "plan," "intend," "seek," "estimate" and similar expressions are intended to identify forward-looking statements.

          The forward-looking statements in this prospectus are based upon our management's beliefs, assumptions and expectations of our future operations and economic performance, taking into account the information currently available to us. These statements are not statements of historical fact. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or financial condition to be materially different from any future results expressed or implied by these statements. Such factors include, among other things, the risks discussed in this prospectus under the caption "Risk Factors."

          In light of these and other uncertainties, the forward-looking statements included or incorporated by reference in this prospectus should not be regarded as a representation by us that our plans and objectives will be achieved. You should not place undue reliance on any forward-looking statements, and we undertake no obligation to publicly update or revise any forward-looking statements after the date of this prospectus, whether as a result of new information, future events or otherwise.

                                 USE OF PROCEEDS

          We will not receive any of the proceeds from the sale of the shares owned by the selling securityholders We may receive proceeds of up to $75,000 less expenses in connection with the exercise of warrants, the underlying shares of which may in turn be sold by the selling securityholder. Although the amount and timing of our receipt of any such proceeds are uncertain, such proceeds, if received, will be used for general corporate purposes, including, without limitation, the following (in order of priority):

          o    working capital;

          o    the repayment of debt;

          o    the repurchase of our common stock;

          o    temporary investment; and/or

          o    the financing of possible acquisitions or business expansion.

          To the extent that proceeds are available following repayment of our debt, we reserve the right to reallocate or change the specific use of the net proceeds to respond to fluctuations in our business and to take advantage of opportunities which may be complementary to our operations.

           MARKET FOR OUR COMMON STOCK AND RELATED SHAREHOLDER MATTERS

          Our Common Stock is quoted on the OTCBB under the symbol WTER.OB. As of November 3, 2006, there were approximately 816 holders of record of our common stock. The following table sets forth the high and low bid prices for our common stock for the periods indicated as reported by the OTCBB. The prices state inter-dealer quotations, which do not include retail mark-ups, mark-downs or commissions. Such prices do not necessarily represent actual transactions.

        Fiscal Year-Ended December 31, 2006           High             Low
                                                      ----             ---
     First Quarter                                   $0.19            $ 0.07
     Second Quarter                                   0.23              0.10
     Third Quarter                                    0.13              0.09
     Fourth Quarter (through November 6, 2006)        0.11              0.07

        Fiscal Year-Ended December 31, 2005           High             Low
                                                      ----             ---
     First Quarter                                   $0.28            $ 0.14
     Second Quarter                                   0.21              0.11
     Third Quarter                                    0.29              0.13
     Fourth Quarter                                   0.17              0.06

        Fiscal Year-Ended December 31, 2004           High              Low
                                                      ----              ---
     First Quarter                                   $0.36            $ 0.16
     Second Quarter                                   0.37              0.14
     Third Quarter                                    0.34              0.14
     Fourth Quarter                                   0.29              0.14

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


          We have not paid any dividends on our common stock and do not anticipate declaring or paying any cash dividends in the foreseeable future. We currently expect to retain future earnings, if any, to finance the growth and development of our business. Subject to our obligations to the holders of our Series A and Series D Preferred shares, and to the holders of our convertible preferred stock (See "Description of Securities"), the holders of our common stock are entitled to dividends when and if declared by our Board of Directors from legally available funds.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

DEVELOPMENT OF THE COMPANY

          The Company was originally incorporated under Arizona law in 1985 and merged into a Delaware corporation in 1987. In 1993 the Company, then known as Auto Swap, U.S.A., entered into a reverse merger with Water Chef, Inc., a Nevada corporation that manufactured and marketed water coolers and filters. Until the fourth quarter of 2001, the Company was engaged in the manufacture and marketing of water coolers and water purification and filtration products. In the fourth quarter of 2001, the Company completed the sale of this business in order to focus its activities on its PureSafe line of business. The PureSafe Water Station has been designed by the Company to meet the needs of communities which either do not have access to municipal water treatment systems, or for those which systems have been compromised, either by environmental factors or by faulty design or maintenance.

RESULTS OF OPERATIONS

          Revenue for the nine months ended September 30, 2006 and 2005 was $115,000 and $260,000 respectively. During the nine months ended September 30, 2006, the Company recognized the sale of two PureSafe Water Station Systems. Cost of sales for the nine-month period ended September 30, 2006 and 2005 was $93,000 and $42,000, respectively. An analysis of the components of cost of sales in the 2006 and 2005 periods follows:


Cost of Sales                Product       Rent and Overhead
   Period                      CGS       Payments to Manufacturer      Total
-------------------         ---------   -------------------------    ---------

For the nine months ended
September 30, 2006          $ 30,000           $  63,000             $ 93,000

For the nine months ended
September 30, 2005          $   --             $  42,000             $ 42,000

          Selling, general and administrative expenses for the nine months ended September 30, 2006 were $1,282,272, compared to $920,505 for the nine months ended September 30, 2005, an increase of $361,767 or 39%.

          The net loss for the nine months ended September 30, 2006 was $1,681,754 compared to $768,161 in the same period ended September 30, 2005.

          Selling, general and administrative expenses for the three months ended September 30, 2006 were $118,335, compared to $275,299 for the three months ended September 30, 2005, a decrease of $156,964 or 57%.

          The net loss for the three months ended September 30, 2006 was $182,363 compared to $333,481 in the same period ended September 30, 2005.

          In the second quarter 2006, the Company entered into a consulting agreement with a marketing professional and granted three year stock purchase warrants for four million shares of common stock at an exercise price of $0.10 per share. The Company incurred a stock-based compensation charge of $464,000 which was charged to operations during nine months ended September 30, 2006.

          In addition, the Company granted three-year stock purchase warrants for 1,250,000 shares to each of two independent Directors. The warrants are exercisable at $0.15 per share. The fair value of the stock purchase warrants estimated on the date of grant using the Black-Scholes option pricing model is $.19 per share or $241,200.



          The Company issued 866,666 shares of common stock for services provided primarily by our independent directors and the Chairman of our Scientific Advisory Board. The Company recorded a charge to operations during the nine months ended September 30, 2006 of $62,499.

LIQUIDITY AND CAPITAL RESOURCES

          At September 30, 2006, the Company had a working capital deficiency of approximately $2,445,000. In addition, the Company continues to suffer recurring losses from operations and has an accumulated deficit since inception of approximately $26,265,000. The accompanying financial statements have been prepared assuming that that the Company will continue as a going concern. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans with respect to these matters include restructuring its existing debt, raising additional capital through future issuances of stock and/or equity, and finding sufficient profitable markets for its products to generate sufficient cash to meet its business obligations.
However, there can be no assurance that the Company will be able to obtain sufficient funds to continue the development of its product, marketing plan and distribution network.

          The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.

                             SELLING SECURITYHOLDER

          The following table sets forth the names of the selling securityholder, the number of shares beneficially owned by the selling securityholder, the number of shares that may be offered under this prospectus and the number of shares of common stock owned by the selling securityholder after the offering is completed. The selling securityholder has not been an officer, director or had any material relationship with us within the past three years.

------------------------------------------- ------------------- -------------------------- --------------------------
                                                                                                Number of Common
                                               Number of                                      Shares/Percentage of
                                             Common Shares                                  Class to Be Owned After
                                             Owned Prior to        Number of Common              Completion of the
Name                                          the Offering       Shares to be Offered                Offering
----                                          ------------       --------------------                --------
------------------------------------------- ------------------- -------------------------- --------------------------

------------------------------------------- ------------------- -------------------------- --------------------------
Southridge Partners LP (1)                      7,882,352                7,882,352                           0/0%
------------------------------------------- ------------------- -------------------------- --------------------------
TOTAL:                                          8,894,899                7,882,352                   1,012,547/*
------------------------------------------- ------------------- -------------------------- --------------------------
* Less than 1%

     (1) Represents up to 7,000,000 shares to be issued pursuant to a convertible promissory note due February 17, 2007 and 882,352 shares to be issued upon the exercise of warrants. Stephen Hicks, the President of the general partner of Southridge Partners LP, has voting and dispositive power over the shares of common stock to be issued to upon exercise of the warrants and conversion of the convertible promissory held by Southridge Partners LP.

          Our registration of the shares included in this prospectus does not necessarily mean that the selling securityholders will opt to sell any of the shares offered hereby. The shares covered by this prospectus may be sold from time to time by the selling securityholders so long as this prospectus remains in effect.

                              PLAN OF DISTRIBUTION

          We are registering the resale of up to 7,000,000 shares of our common stock issuable pursuant to our convertible promissory note due February 17, 2007 all or a portion of the principal amount and accrued interest of which may be converted after the maturity date into shares of our common stock at a conversion price for each share of common stock equal to the current market price multiplied by eighty five percent (85%). We will not receive any proceeds from the subsequent sale of this common stock. We will bear all fees and expenses incident to registering these shares of common stock.

                                       11

          We are also registering the resale of up to 882,352 shares of our common stock issuable, otherwise than through underwriters, upon exercise of warrants. We anticipate we will receive $0.085 per share upon the exercise of the warrants. The warrants also carry a cashless exercise provision. The warrants were issued to in connection with a loan agreement dated as of October 11, 2006. The warrants are currently exercisable. The warrants expire on October 10, 2009. We will not receive any proceeds from the subsequent sale of the common stock, although we may receive up to $75,000 (less expenses) if all the warrants are exercised by the warrant holders. We will bear all fees and expenses incident to registering the shares of common stock.

          Neither we, nor the selling securityholder, have employed an underwriter for the sale of common stock by the selling securityholder. The selling securityholder has advised us that it has not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of its securities, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of the shares by the selling securityholder. We will not receive any proceeds from the subsequent sale of the shares of common stock. We will bear all expenses in connection with the preparation of this prospectus and registration of the shares. The selling securityholder will bear brokerage commissions and similar selling expenses associated with the sale of its common stock.

          If any shares of common stock being registered for resale in the accompanying registration statement are transferred from the selling securityholder listed in this prospectus and such transferees wish to rely on this prospectus to resell these shares, then a prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part, would need to be filed with the Securities and Exchange Commission naming these individuals as selling securityholder.

          The selling securityholder may offer its shares of common stock from time to time directly or through pledgees, donees, transferees or other successors in interest in one or more of the following transactions (which may include block transactions):

          o On any stock exchange or automated quotation system on which the shares of common stock may be listed at the time of sale;

          o    In negotiated transactions;

          o    In the over-the-counter market;

          o    Put or call option transactions relating to the shares;

          o    Short sales relating to the shares; or

          o    In a combination of any of the above transactions.

          The selling securityholder may offer its shares of common stock at any of the following prices, which may reflect discounts from the prevailing market prices at the time of sale:

          o    Fixed prices that may be changed;

          o    Market prices prevailing at the time of sale;

          o    Prices related to such prevailing market prices;

          o    At negotiated prices; or

          o    Varying prices determined at the time of sale.

          The selling securityholder may effect such transactions by selling shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the selling securityholder and/or the purchasers of shares of common stock for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

          Any broker-dealer acquiring common stock from the selling securityholder may sell the shares either directly, in its normal market-making activities, through or to other brokers on a principal or agency basis or to its customers. Any such sales may be at prices then prevailing on the OTCBB or at prices related to such prevailing market prices or at negotiated prices to its customers or a combination of such methods. The selling securityholder and any broker-dealers that act in connection with the sale of the common stock hereunder might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, as amended (the "Securities Act") any commissions received by such broker-dealers and any profit on the resale of shares sold by them as principals might be deemed to be underwriting discounts and commissions under the Securities Act. The selling securityholder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.

          Because the selling securityholder may be deemed to be an "underwriter" within the meaning of Section 2(11) of the Securities Act the selling securityholder will be subject to the prospectus delivery requirements of the Securities Act.

          The selling securityholder also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of such Rule.

          If we are notified by a selling securityholder that any material arrangement has been entered into with a broker-dealer for the sale of the shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a post-effective amendment to the registration statement of which this prospectus is a part under the Act disclosing:

     o the name of each such selling securityholder and of the participating broker-dealer(s);

     o    the number of shares involved;

     o    the price at which such shares were sold;

     o the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable;

     o that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

     o    other facts material to the transaction.

          The selling securityholder is not a broker-dealer or an affiliate of a broker-dealer.

          There can be no assurance that the selling securityholder will sell any or all of the shares offered by them under this prospectus.

                                    BUSINESS

THE COMPANY

          Water Chef designs and markets water purification equipment. Water coolers and filters were a substantial part of the Company's business from 1993 until the fourth quarter of 2001, at which time this business was sold so that Water Chef could concentrate on the further development, manufacturing, and marketing of its patented line of "PureSafe" water purification systems. To date, the Company has shipped 26 PureSafe systems. Revenue has been recognized on only 8 PureSafe systems, as 18 systems that were shipped to the Kingdom of Jordan have not met the criteria for revenue recognition due to no reasonable assurance of collectibility. In addition to those systems shipped in 2005, Water Chef received payment in 2005 for two additional systems shipped in 2006.

BACKGROUND

          The Company was originally incorporated under Arizona law in 1985 and merged into a Delaware corporation in 1987. In 1993, the Company, then known as Auto Swap, U.S.A., entered into a reverse merger with Water Chef, Inc., a Nevada corporation, which manufactured and marketed water coolers and filters.

PRODUCTS

          In 2001, the Company decided to concentrate its efforts on the further development, manufacturing and marketing of the PureSafe because although Water Chef believed that its water dispensers and its wide variety of consumer oriented water filtration products met or exceeded the design, quality and performance of competitive products, market considerations were such as to limit the opportunities for profit and growth.

          In 1998, searching for a "killer application," Water Chef management focused on the worldwide need for safe drinking water for populations who are not served by municipal water treatment facilities, or are served by municipal systems that have malfunctioned because of improper maintenance or faulty design. The result of that activity is the PureSafe Water Station, a turn-key system that converts "gray," or bathing grade, water into EPA grade drinking water. The PureSafe eliminates all living pathogens that pollute non-processed water - bacteria, cysts, viruses, parasites, etc. - at an affordable cost for the emerging economies of the world.

          The PureSafe was tested by H2M Labs, Inc. which has been approved by Nassau and Suffolk counties in New York to perform drinking water testing for the various municipalities in those counties. The specific test performed was a total and fecal coliform bacteria test, wherein the source water storage tank which feeds the PureSafe was tested for the presence of total and fecal coliform bacteria. The source water tank was found to have 50 colonies of coliform bacteria present. The source water tank was then "spiked" with a three (3) liter concentration of laboratory grown and cultured bacteria and the storage tank was measured again with 80,000,000 colonies of bacteria detected. After being processed through the PureSafe system, the water was tested again, and "FEWER THAN 2 COLONIES" were detected. In addition to the laboratory test conducted for Water Chef by H2M Labs, the available scientific literature, in industry journals such as Water Technology and Water Conditioning and Purification International, supports the statement that an ozone system such as the one utilized in the PureSafe effectively eliminates all living pathogens. Ozone was first used in municipal water treatment in Nice, France in 1904, and then in the Jerome Park Reservoir in the Bronx, New York in 1906.

          The PureSafe is a self-contained, six stage water purification center. It is housed in the equivalent of a small storage container - approximately four feet wide, seven feet long, and six and one-half feet high. The system weighs approximately eleven hundred pounds (without water) and has been configured for portability, durability, and easy access to its essentially off-the-shelf components. It is constructed with weather and UV resistant fiberglass, aluminum and steel, and is equipped with internal and external lighting.

          The core version of the PureSafe can purify and dispense up to 15,000 gallons of water per day for an all-inclusive cost (labor, power, amortization of the capital cost, replacement filters, cartridges and media) of approximately one-half cent per gallon. The process wastes very little water, producing approximately one gallon of pure drinking water for every gallon processed. The system can be moved with a single fork-lift and is transportable by truck or helicopter. Operating the PureSafe is simple and straightforward. Due to its turn-key design, minimum wage personnel can be trained to operate the system. A system of fail-safes is built into the operation, and aside from easily installable spares such as filters and cartridges, a maintenance and oversight program established by Water Chef should maintain the operating efficiencies built into the system. Water Chef warrants each system for a period of one year so long as the consumer adheres to required maintenance protocols, using Water Chef supplied parts, as prescribed in the maintenance manual. The Company also offers larger stand-alone versions of the PureSafe to provide pure water in quantities up to 20,000 gallons per hour. To date, there have been no warranty claims for the PureSafe product operating in the field. Water Chef also plans to have periodic inspections of installed equipment by the Company's agents.

MANUFACTURING

          In 2000, the Company entered into a subcontracting agreement with Davis Aircraft Products Inc, ("Davis") for the manufacture of the PureSafe. Based upon the experience and the resources of Davis, Water Chef's management believes that Davis can provide the production and manufacturing support services necessary to supply Water Chef's requirements over the foreseeable future at a price, and with the quality and performance standards necessary to meet, or exceed, the needs of the markets that the Company expects to serve. In addition, Davis supervises much of the Company's research and development activities.

RAW MATERIALS

          The PureSafe has been designed to use, for the most part, readily available off-the-shelf components, sub-systems and equipment. Inasmuch as each of the components and sub-systems isavailable from multiple vendors, the Company does not believe that obtaining these for its sub-contractor, for itself, or for others if it chooses to manufacture elsewhere, will be a problem.

COMPETITION

          Water Chef's modular, turn-key PureSafe Water Station directly addresses the drinking water needs of those environs which do not today, and are unlikely to, enjoy access to municipally treated water. The Company has produced a turnkey solution that produces pure water to meet U.S. EPA drinking water standards. This is a far different market than that addressed by the segment of the industry which has concentrated on the multi-billion dollar municipal water treatment sector, or the equally large residential sector. The municipal solution requires significant investment for infrastructure development (building plants and laying miles of distribution pipes), and products for residential markets do not offer the performance or features to meet the needs of the underdeveloped nations of the world.

          Management does recognize that its potential competitors have far more resources, and that being first to the marketplace is no assurance of success. It must be assumed that others are working on systems that, if successfully brought to market, could seriously impact the viability of the Company.

          The Company currently has contracts to sell PureSafe systems in Laos and Ecuador. In addition, the Company is actively marketing its products to potential customers in Bangladesh, China, El Salvador, Egypt and Honduras, and to agencies and departments of the U.S. Government.

MARKETING

          The potential market for the PureSafe is substantial and is both worldwide and domestic. According to studies performed by the World Health Organization (WHO) and the United Nations, major parts of Africa, the Middle East, Southeast Asia, the Indian sub-continent, Latin and South America, the Caribbean, and much of Eastern Europe is in need of adequate supplies of pure water. Parts of Florida, Georgia, and other regions in the United States have also reported fresh water deficits. In part, solving this problem has been a question of appropriate technology. Secondarily, but just as important, in a vast part of the world is the need to secure third party financing so that the local populace can enjoy the benefits of clean water.

          Water Chef believes that it has demonstrated that it possesses the technology. The Company also believes that financing is available for third world economies from a variety of sources. The challenge for the Company, a virtual unknown in the industry and with limited capital, is in getting its message in front of decision makers. To this end, Water Chef has enlisted the aid of some of the world's most outstanding experts in water purification, especially as it relates to the needs of underdeveloped countries.

          The Company's Scientific Advisory Board is chaired by Dr. Ronald Hart, former Director of The National Center for Toxicological Research and a U.S. Food and Drug Administration "Distinguished Scientist in Residence." The Board also includes Dr. Mohamed M. Salem, Professor of Occupational and Environmental Medicine, Cairo University; Dr. Richard Wilson, Mallinckrodt Research Professor of Physics, Harvard University; Dr. Mostafa K. Tolba, former Under-Secretary-General of the United Nations and Director of the U.N.'s Environmental Program; and Lord John Gilbert, former Minister of State for Defense for the United Kingdom under three Prime Ministers and Secretary/Treasurer of the Tri-Lateral Commission.

          Not only have the members of the Scientific Advisory Board provided valuable input and guidance to the Company with respect to system design, technological input, remediation approaches and a great deal of information relative to the unique water problems facing many areas of the world, but they have also been active in introducing Water Chef to commercial opportunities

          During 2004, Water Chef established a relationship with the International Multiracial Shared Cultural Organization (IMSCO), an NGO (non-governmental organization) specialized with the Economic and Social Council of the United Nations. As a result of this relationship Water Chef has received United Nations certification for its pure water humanitarian projects in Honduras and Bangladesh, and became eligible to apply for third party funding of these projects. As of year-end 2004, the Company has submitted these projects for funding approval, but has received no assurance of funding.

          With the recent funding of the Homeland Security Department budget, and a renewed focus on preparedness in the event of possible future terrorist attacks in the United States, programs have been initiated to ensure the protection and preservation of our water resources. Water Chef has been in discussion with political and government contacts to explore the applications for the PureSafe as a back-up drinking water system in case of damage to municipal systems. The Company has also initiated contact with senior government personnel to explore the use of our technology to safeguard water supplies at U.S. installations overseas.

PATENTS

          The Company filed for patent protection on its PureSafe Water Station in October of 1998 and received formal notification that the patent had been issued on February 19, 2002. The Company feels that this patent upholds its claims that the PureSafe system is a unique product. In addition to its U.S. patent, the Company has filed for patent protection in the countries of the European Union, and in Canada, Mexico, China, Hong Kong, Korea and Japan. The patent application for the European Union (01-126 980.0) was filed on November 13, 2001; Canadian Application No. 2,362,107 was filed on November 3, 2001; Mexican Application No. PA/a/2001/12042 was filed on November 23, 2001; the Chinese Application No. 01136187.5 was filed on November 21, 2001, and was found to be in compliance on June 20, 2003; the Hong Kong Application No. 03107837.9 was filed on October 3, 2003; and the Korean Patent Application No. 10-2001-0070453 was filed on November 20, 2001. Each of the patent applications has been accepted, Requests for Examination have been made, and the Company currently has patent protection in the requested venues.

          The name PureSafe Water Station and the stylized water droplet mark have been trademarked in the United States.

          Water Chef has also incorporated patented and proprietary technology in the PureSafe and believes that it can protect this intellectual capital throughout the manufacturing and distribution cycle.

          There can be no assurance that any application of the Company's technologies will not infringe patent or proprietary rights of others, or that licenses which might be required for the Company's processes or products would be available on favorable terms. Furthermore, there can be no assurance that challenges will not be made against the validity of the Company's patent, or that defenses instituted to protect against patent violation will be successful.

SEASONALITY

          The Company does not expect the PureSafe to be influenced by seasonality.

GOVERNMENT APPROVALS

          The Company's marketing efforts to date have been directed to Central and South America, the Asian sub-continent, and the Middle East. No specific government approvals are required, except for the possibility that export licenses will be required in specific instances.

RESEARCH AND DEVELOPMENT

          Research and development takes place at the Company's office. Testing, modeling, simulation and prototype manufacturing are outsourced with much of the ongoing development taking place at the Company's contract manufacturing facilities under the supervision of Davis Water Products. The Company estimates to date that the design, prototyping, development and marketing of the PureSafe Water Station has cost in excess of $2 million.

INSURANCE

          The Company maintains a $1,000,000 umbrella policy, in addition to a $2,000,000 general and product liability policy, which covers the manufacture and marketing of its products. The Company believes its insurance coverage to be adequate.

EMPLOYEES

          As of November 8, 2006, the Company employed one executive officer and two administrative personnel in its headquarters.

          The Company believes there are a sufficient number of persons available at prevailing wage rates in or near our manufacturing locations that should expansion of its production require additional employees, they would be readily available. The Company has no collective bargaining agreement with any of its employees.

                             DESCRIPTION OF PROPERTY

          The Company presently has no owned or leased manufacturing facilities, nor does the Company have a plan to acquire its own manufacturing facility. The PureSafe Water Station is manufactured for the Company under a contract by Davis Water Products.

          The Company maintains its principal place of business at 1007 Glen Cove Avenue, Suite 1, Glen Head, New York 11545. The company leases 1,100 square feet in such building at $2,638 per month on a month-to-month basis.

          To the extent possible, the Company intends to utilize leased space for its future needs.

                                LEGAL PROCEEDINGS

          In May 2001, the Company entered into a distribution agreement with a company (the "Sub Distributor") based in Jordan. The Sub Distributor has agreed to purchase no fewer than 100 systems of the Company's "Pure Safe Water Station" during 2001 and a minimum of 50 systems in each of 2002 and 2003. To date, the Company has shipped 18 systems to the Kingdom of Jordan, none of which have met the criteria for revenue recognition due to no reasonable assurance of collectibility. The Company has recorded the cost of the inventory shipped as a loss contingency of $242,035 during the year ended December 31, 2001, since return of the items is uncertain. The Company has engaged legal counsel in Jordan, to pursue legal remedies and obtain payment for all systems shipped.

          On July 14, 2006, Funding Group, Inc. filed a complaint with the Supreme Court of the State of New York in New York County seeking damages due to an alleged breach of contract related to a $25,000 loan made by the plaintiff to the Company. On October 11, 2006, the Company filed a counter claim against Funding Group, Inc. with the Supreme Court of the State of New York. The Company believes the complaint is without merit and intends to vigorously defend itself in these actions, and believes that the eventual outcome of these matters will not have a material adverse effect on the Company. However, the ultimate outcome of these matters cannot be determined at this time.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

         As of September 30, 2006, the Company's Directors, Executive Officers and Scientific Advisory Board Members are:

Name                       Age               Position(s) with the Company

David A. Conway            64            Director, Chairman, President, Chief
                                         Executive Officer and Chief
                                         Financial Officer
John J. Clarke ++          64            Director
Ronald W. Hart +           63            Chairman, Scientific Advisory Board
Mohamed M. Salem +         55            Scientific Advisory Board
Marshall S. Sterman++      75            Director
Richard Wilson +           80            Scientific Advisory Board
Mostafa K. Tolba +         84            Scientific Advisory Board

+ Members of the Scientific Advisory Board will receive an honorarium, in the form of cash or common stock, for their service at the discretion of the Board of Directors.

++ Member of Audit Committee and Compensation Committee.

David A. Conway

Mr. Conway was elected to the Board of Directors in 1997 and joined the Company as President and Chief Executive Officer in 1998. Previously, he held the positions of President and COO of a privately held public relations and marketing company; Director and VP Administration of KDI Corporation (NYSE); VP Administration Keene Corporation (NYSE) and earlier positions with CBS and Goldman Sachs & Co. Mr. Conway, who served as an infantry officer in the US Army, holds undergraduate and graduate degrees from Fordham University and is listed in Who's Who in America.

John J. Clarke

John J. Clarke rejoined the Company's Board of Directors in March 2004. Mr. Clarke had previously served as a member of the Company's Board of Directors from July 1997 to February 2000 when he resigned from the Board due to his heavy workload. Mr. Clarke is a Principal and co-founder of the Baldwin and Clarke Companies, a diversified financial services organization, where he has been employed since 1976, and is a founding director of two New Hampshire commercial banks. Mr. Clarke currently serves as a Director of Centrix Bank.

Ronald W. Hart (Ph.D.)

Dr. Hart agreed to form the Board of Scientific Advisors in 2000 and became Chairman at that time. Dr. Hart is an internationally recognized scientist and scholar who was Director of the National Center for Toxicological Research and



was named "Distinguished Scientist in Residence" by the US Food and Drug
Administration in 1992. Recognized for his pioneering work on aging and his studies on nutrition and health, Dr. Hart has been appointed visiting professor at a number of universities, including Cairo University, Seoul National
University and Gangzhou University. He received his doctorate in physiology and biophysics from the University of Illinois.

Mohamed M. Salem (M.D./Ph.D.)

Dr. Salem was appointed to the Scientific Advisory Board in early 2001. Dr.
Salem is Professor of Occupational and Environmental Medicine at the Kasr
El-Aini School of Cairo University. An internationally recognized expert on the health effects of environmental and water contaminants including pesticides, lead and other metals, Dr. Salem is credited with establishing infectious disease control programs at medical centers and other public entities throughout the Middle East. Dr. Salem is a principal of Salem Industries, an import and export company, which is one of the leading suppliers of chemicals and oil field equipment in the Middle East. Dr. Salem holds both an M.D. and Ph.D. from Cairo
University.

Marshall S. Sterman

Mr. Sterman was elected to the Board of Directors in 2000. Mr. Sterman is President of the Mayflower Group, a Massachusetts based merchant bank, where he has been employed since 1986. He previously served as managing partner of Cheverie and Company and MS Sterman & Associates, merchant banking firms and principal of Sterman & Gowell Securities, an investment banking and securities firm. Mr. Sterman served as an officer in the US Navy and holds his BA from Brandeis University and his MBA from Harvard University.

Richard Wilson (Ph.D.)

Dr. Wilson was appointed to the Scientific Advisory Board in February 2001. Dr.
Wilson is the Mallinckrodt Research Professor of Physics at Harvard University.
Dr. Wilson is one of the foremost scientific authorities in the fields of water quality remediation and purification, and is currently Professor of the Energy
Research Group at the University of California. Dr. Wilson is a member of the Advisory Board of the Atlantic Legal Foundation, and is one of the principal scientists studying the resolution of the water problems in Chernobyl and in Bangladesh where toxic levels of arsenic contaminate the water supply. Dr.
Wilson holds his Ph.D. from Oxford University.

Mostafa K. Tolba (Ph.D.)

Dr. Tolba joined the Scientific Advisory Board in June 2001. Dr. Tolba served as
Under-Secretary-General of the United Nations, and Executive Director of the United Nations Environmental Program from 1976 to 1992. Dr. Tolba is currently
President of the International Center for Environment and Development headquartered in Geneva, Switzerland, and Emeritus Professor of Science at the Kasr El-Aini School of Medicine at Cairo University. He received his Ph.D. in
Macrobiology from Imperial College, London, England.

Marshall S. Sterman and John J. Clarke are the members of the Company's Audit
Committee. The Board of Directors has determined that Mr. Sterman is an "audit committee financial expert" as defined in Item 401(e) of Regulation S-B.

EXECUTIVE COMPENSATION

                                        SUMMARY COMPENSATION TABLE

    Name and                                                                         Long-Term
Principal Position                          Annual Compensation                     Compensation
------------------         --------------------------------------------------  -----------------------
                                                                                            Securities
                                                                    Other      Restricted   Underlying
                                                                   Annual       Stock       Options/     All Other
                                        Salary        Bonus      Compensation  Award(s)       SARs      Compensation
                           Year          ($)           ($)           ($)          ($)           (#)          ($)
David A. Conway
President/CEO              2005        $350,000         --           --            --           --            --
                           2004        $303,750         --           --            --        5,000,000        --
                           2003        $165,000         --           --            --           --            --

                                                         19

The Company did not issue any stock options or common stock appreciation rights during fiscal 2005.

The Company has no Long-Term Incentive Plans at this time

DIRECTORS' COMPENSATION

          Directors of the Company do not receive cash compensation for serving as members; they are reimbursed for their out of pocket expenses related to meetings and other Company related activity for which they are called upon. In the past certain directors have received common stock for service to the Company.

          In 2005, Mr. Sterman was compensated at the rate of $6,000 per month for consulting services performed for the Company. The Company may pay for these services in cash or stock, and may terminate these services at its option. There is $267,500 due to him for this service as of December 31, 2005.

          The Company's directors have been paid success fees for helping the Company in various equity and debt financings in previous years. These payments have been both in cash and common stock, such payments being made based on industry-wide standards and arms-length transactions.

EMPLOYMENT AGREEMENTS

          Mr. Conway entered into a five-year employment agreement in January 2004. The agreement provides for base salary of $350,000 per year, participation in the company's employee benefit programs and a life insurance policy in the amount of $5,000,000. In addition, Mr. Conway was granted a stock appreciation right, vesting at 20% per year for five years, for 5,000,000 shares of Water Chef common stock at a strike price of $0.25 per share. Mr. Conway was originally granted stock options in January 2004 that were later converted to stock appreciation rights.

               LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

          The Company's amended and restated certificate of incorporation and bylaws eliminate, in certain circumstances, the liability of Directors for breach of their fiduciary duty. This provision does not eliminate the liability of a Director (i) for breach of the Director's duty of loyalty to the Company or its stockholders (ii) for acts of omissions by the director not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for willful or negligent declaration of an unlawful dividend, stock purchase or redemption; (iv) for transactions from which the Director derived an improper personal benefit; or (v) for any act or omission occurring prior to the effective date of the amended and restated certificate of incorporation.

          The Company's amended and restated certificate of incorporation provides generally for indemnification of the Directors and Officers to the full extent permitted under Delaware law, and permits indemnification for all other persons whom the Company is empowered to indemnify.

          These provisions do not limit or eliminate our rights or those of any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a Director's fiduciary duty. These provisions will not alter a Director's liability under federal securities laws. Our amended and restated bylaws also contain provisions indemnifying our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. We believe that these provisions are necessary to attract and retain qualified individuals to serve as Directors and officers.

          Insofar as indemnification for liabilities arising under the Act may be permitted to Directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.



         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

          Set forth below is information as of November 3, 2006, concerning stock ownership of all persons known by the Company to own beneficially 5% or more of the issued and outstanding common stock of the Company, all Directors, all Executive Officers, and all Directors and Executive Officers of the Company as a group based on the number of shares of common stock issued and outstanding as of November 3, 2006.


                                 Common Stock               Series A           Series D            Series F
                                 Beneficially Owned(1)      Preferred Stock    Preferred Stock     Convertible
                                                            Beneficially       Beneficially        Preferred Stock
                                                            Owned(1)           Owned(1)            Beneficially
                                                                                                   Owned(1)
                                 Shares          %          Shares    %        Shares    %         Shares     %
                                 ------          -          ------    -        ------    -         ------     -
David A. Conway (2)              25,110,782       12.6%        --       --     --        --        --            --
Water Chef, Inc.
1007 Glen Cove Ave., Suite 1
Glen Head, NY  11545

Marshall S. Sterman                 850,000       *            --       --     --        --        --            --
46 Neptune Street
Beverly, MA  01915

John J. Clarke                    1,381,700       *            --       --     --        --        --            --
116B S. River Rd.
Bedford, NH 03110

Jerome Asher & Anne Asher              --           --       5,000     9.5%    --        --        --            --
JTWROS
2701 N Ocean Blvd Apt E-202
Boca Raton, FL 33431

Robert D. Asher                        --           --       5,000     9.5%    --        --        --            --
72 Old Farm Road
Concord, MA 01742

John A. Borger                         --           --         --       --     10,000    10.8%     --            --
806 E Avenida Pico
Suite I PMB #262
San Clemente, CA 92673

C Trade Inc                            --           --         --       --     --        --        9,375         21.6%
25-40 Shore Blvd., Ste. 9L
Astoria, NY 11102

Adir Elizier                           --           --         --       --     --        --        2,848          6.6%
828 Dorian Court
Far Rockaway, NY 11691

Peter Hoffman                          --           --         --       --     --        --        3,126          7.2%
7035 Vleigh Place
Flushing, NY 11367

                                                          21



                                 Common Stock               Series A           Series D            Series F
                                 Beneficially Owned(1)      Preferred Stock    Preferred Stock     Convertible
                                                            Beneficially       Beneficially        Preferred Stock
                                                            Owned(1)           Owned(1)            Beneficially
                                                                                                   Owned(1)
                                 Shares          %          Shares    %        Shares    %         Shares     %
                                 ------          -          ------    -        ------    -         ------     -

Robert Kaszovitz                       --           --         --       --     --        --        10,000        23.0%
1621 51st Street
Brooklyn, NY 11204

Olshan Grundman Frome                  --           --         --       --     --        --        5,000         11.5%
Rosenzweig & Wolosky LLP
65 East 55th Street
New York, NY 10022

Shirley M. Wan                         --           --         --       --     6,000     6.5%      --            --
5455 Chelsen Wood Dr.
Duluth, GA 30155

All executive officers and       27,342,482       13.7%        --       --     --        --        --            --
directors as a Group (2)

* less than 1%

     1. A person is deemed to be the beneficial owner of voting securities that can be acquired by such person within 60 days after the record date upon the exercise of options and warrants and the conversion of convertible securities. Each beneficial owner's percentage of ownership is determined by assuming that all options, warrants or convertible securities held by such person (but not those held by any other person) that are currently exercisable or convertible (i.e., that are exercisable or convertible within 60 days after the record date) have been exercised or converted.

     2.   Includes 10,495,067 shares held in an IRA Trust.

                          DESCRIPTION OF CAPITAL STOCK

General

          Our authorized capital stock consists of 340,000,000 shares of common stock and 10,000,000 shares of preferred stock, of which 400,000 shares have been designated Series A Preferred Stock, $.001 par value per share, 400,000 shares have been designated Series C convertible preferred stock, $.001 par value per share, 400,000 shares have been designated Series D Preferred Stock, $.001 par value per share, and 1,000,000 shares have been designated Series F convertible preferred stock, $.001 par value per share.

          Except as to certain matters discussed below or as proscribed by applicable law, the holders of shares of all classes of the capital stock of the Company vote together as a single class. The holders of our capital stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

                                       22

          The following description of our capital stock is based upon our restated certificate of incorporation, amended and restated bylaws and applicable provisions of law. We have summarized portions of our restated certificate of incorporation and amended and restated bylaws below. The summary is not complete. You should read our certificate of incorporation and amended and restated bylaws for the provisions that are important to you.

Description of the Common Stock

          As of November 3, 2006 there were 198,977,497 shares of common stock outstanding which were held of record by approximately 816 shareholders.

          Prior to filing the Certificate of Amendment on March 22, 2006 increasing our authorized capital stock to 350,000,000, we were authorized to issue up to 200,000,000 shares of capital stock, consisting of up to 190,000,000 shares of common stock, par value $0.001 per share, and up to 10,000,000 shares of preferred stock. There are presently 198,977,497 shares of common stock outstanding. Total shares issuable upon the exercise of options, warrants and conversion of preferred stock as of September 30, 2006 were 8,666,680.

     Voting

          Each holder of common stock is entitled to one vote for each share on all matters to be voted upon by the holders of common stock.

     Rights and Preferences

          The holders of common stock: (i) have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors after all accrued but unpaid dividends have been paid to the holders of the outstanding capital stock ranking senior to the common stock as to dividends; (ii) are entitled to share ratably in all of our assets available for distribution to the holders of common stock upon liquidation, dissolution or winding up of our affairs; and (iii) do not have preemptive, subscription or conversion rights, and there are no redemption or sinking fund provisions or rights.

          Our common stock is admitted for trading on the OTCBB under the symbol "WTER.OB."

          The transfer agent and registrar for our common stock is Computershare Investor Services.

Delaware Anti-Takeover Law and Provisions of our Certificate of Incorporation and Bylaws

     Delaware Anti-Takeover Law

          We are subject to Section 203 of the Delaware General Corporation Law.
Section 203 generally prohibits a public Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

               o prior to the date of the transaction, the Board of Directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

               o the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (i) shares owned by persons who are directors and also officers and (ii) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

               o on or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

          Section 203 defines a business combination to include:

               o any merger or consolidation involving the corporation and the interested stockholder;

               o any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

               o subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; or

               o the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

          In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with, or controlling, or controlled by, the entity or person. The term "owner" is broadly defined to include any person that, individually, with or through that person's affiliates or associates, among other things, beneficially owns the stock, or has the right to acquire the stock, whether or not the right is immediately exercisable, under any agreement or understanding or upon the exercise of warrants or options or otherwise or has the right to vote the stock under any agreement or understanding, or has an agreement or understanding with the beneficial owner of the stock for the purpose of acquiring, holding, voting or disposing of the stock.

          The restrictions in Section 203 do not apply to corporations that have elected, in the manner provided in Section 203, not to be subject to Section 203 of the Delaware General Corporation Law or, with certain exceptions, which do not have a class of voting stock that is listed on a national securities exchange or authorized for quotation on the Nasdaq Stock Market or held of record by more than 2,000 stockholders. Our certificate of incorporation and amended and restated bylaws do not opt out of Section 203.

          Section 203 could delay or prohibit mergers or other takeover or change in control attempts with respect to us and, accordingly, may discourage attempts to acquire us even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

     Certificate of Incorporation and Bylaws

          Provisions of our certificate of incorporation and amended and restated bylaws may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our restated certificate of incorporation and amended and restated bylaws:

               o provide that the authorized number of directors may be changed only by resolution of the board of directors;

               o provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum; and

               o do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose).

                                  LEGAL MATTERS

          The validity of the securities offered under this prospectus will be passed upon for us by Olshan Grundman Frome Rosenzweig & Wolosky LLP, New York, New York. As of November 3, 2006, Olshan Grundman Frome Rosenzweig & Wolosky LLP owns 5,000 shares of the Company's Series F convertible preferred stock.

                                     EXPERTS

          Our financial statements as of December 31, 2005, and for the years ended December 31, 2005 and 2004 included in this registration statement have been audited by Marcum & Kliegman LLP, an independent registered public accounting firm, as stated in its report, appearing in this registration statement and have been so included in reliance upon the report of such firm given upon its authority as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

          We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document that we file at the Public Reference Room of the Securities and Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. In addition, the Securities and Exchange Commission maintains an Internet site at http://www.sec.gov from which interested persons can access the reports, proxy and information statements and other information that we electronically file with the Securities and Exchange Commission.

          You may obtain a copy of these filings at no cost, by writing or telephoning us at the following:

                                Water Chef, Inc.
                          Attention: Investor Relations
                         1007 Glen Cove Avenue, Suite 1
                            Glen Head, New York 11545
                               Tel: (845) 794-4100
                                www.WaterChef.net

              Index to Financial Statements of Water Chef, Inc.


Audited Financial Statements
----------------------------
Report of Independent Registered Public Accounting Firm...................   F-2

Balance Sheet at December 31, 2005........................................   F-3

Statements of Operations for the years ended December 31, 2005
and 2004 and for the period January 1, 2002 to December 31, 2005..........   F-4

Statements of Stockholders' Deficiency for the period from
January 1, 2002 through December 31, 2005.................................   F-5

Statements of Cash Flows for the years ended December 31, 2005
and 2004 and for the period January 1, 2002 to December 31, 2005..........   F-7

Notes to Financial Statements.............................................   F-8



Unaudited Financial Statements
------------------------------
Condensed Balance Sheet (unaudited) at September 30, 2006........           F-21

Condensed Statements of Operations (unaudited) for the nine months ended September 30, 2006 and 2005 and for the period January 1, 2002 to September 30, 2006.....................................................  F-22

Condensed Statements of Stockholders' Deficiency (unaudited) for the nine months ended September 30, 2006......................................  F-23

Condensed Statements of Cash Flows (unaudited) for the nine months ended September 30, 2006 and 2006 for the period January 1, 2002 to
September 30, 2006........................................................  F-25

Notes to Condensed Financial Statements (unaudited).......................  F-26

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Water Chef, Inc.
Glen Head, New York

We have audited the accompanying balance sheet of Water Chef, Inc., (a development stage company) as of December 31, 2005 and the related statements of operations, stockholders' deficiency and cash flows for the years ended December 31, 2005 and 2004 and for the cumulative period from January 1, 2002 (commencement as a development stage company) to December 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Water Chef, Inc., (a development stage company) as of December 31, 2005 and the results of its operations and its cash flows for the years ended December 31, 2005 and 2004 and for the cumulative period from January 1, 2002 (commencement as a development stage company) to December 31, 2005 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has had recurring losses, and has a working capital and stockholders' deficiency as of December 31, 2005. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.





/s/  Marcum & Kliegman LLP
-----------------------------
     Marcum & Kliegman LLP


New York, New York
March 8, 2006

                                WATER CHEF, INC.
            (A Development Stage Company Commencing January 1, 2002)
                                  BALANCE SHEET
                                DECEMBER 31, 2005


                                     ASSETS

CURRENT ASSETS:

    Cash                                                     $    244,595
    Inventories                                                    30,000
    Prepaid expenses                                               22,964
                                                             ------------
       TOTAL CURRENT ASSETS                                       297,559

    Patents and trademarks, Net                                    17,257

    Deferred financing  costs, Net                                  4,687

    Other assets                                                    3,162
                                                             ------------
TOTAL ASSETS                                                 $    322,665
                                                             ============

                    LIABILITIES AND STOCKHOLDERS' DEFICIENCY

CURRENT LIABILITIES:

    Accounts payable (including related party of $4,842)     $    194,016
    Accrued expenses and other current liabilities                324,173
    Accrued compensation                                          537,417
    Accrued consulting and director fees                          549,083
    Customer deposits                                             115,000
    Notes payable (including accrued interest of $540,426) 1,208,286 Convertible promissory note including accrued interest
    of $2,500 and net of debt discount of $112,800)               139,700
    Fair-value of detachable warrants                              31,900
    Fair-value of embedded conversion option                      150,300
    Accrued dividends payable                                     147,470
                                                             ------------
       TOTAL CURRENT LIABILITIES                                3,397,345

LONG-TERM LIABILITIES:
    Loans payable to stockholder (including accrued
     interest of $129,089)                                        501,870
                                                             ------------
TOTAL LIABILITIES                                               3,899,215
                                                             ------------
COMMITMENTS AND CONTINGENCIES                                        --

STOCKHOLDERS' DEFICIENCY:
Preferred stock, $.001 par value;
    10,000,000 shares authorized;
    235,585 shares issued and outstanding,
    (liquidation preference $1,624,300)                               236
Common stock, $.001 par value;
    190,000,000 shares authorized;
    181,779,000 shares issued;
    181,774,600 shares outstanding                                181,779
Additional paid-in capital                                     20,830,154
Treasury stock, 4,400 common shares, at cost                 (      5,768)
Accumulated deficit through December 31, 2001                ( 14,531,596)
Deficit accumulated during development stage                 ( 10,051,355)
                                                             ------------
       TOTAL STOCKHOLDERS' DEFICIENCY                        (  3,576,550)
                                                             ------------
       TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY        $    322,665
                                                             ============


                   The accompanying notes are an integral part
                         of these financial statements.



                                           WATER CHEF, INC.
                       (A Development Stage Company Commencing January 1, 2002)
                                       STATEMENTS OF OPERATIONS



                                                                                      For the Period
                                                       Year Ended December 31,        January 1, 2002
                                                    -------------------------------    to December 31,
                                                        2005              2004              2005
                                                    -------------     -------------     -------------
Sales                                               $     260,000     $      56,290     $     356,290
                                                    -------------     -------------     -------------
Costs, Expenses and (Income):
   Cost of sales                                           42,000            62,250           438,680
   Selling, general and administrative -
      including stock based compensation of
      $53,827 and $473,878 for the year ended
      December 31, 2005 and 2004, respectively
      and $777,390 for the period from
      January 1, 2002 to December 31, 2005              1,194,577         1,296,265         4,097,587
   Non-dilution agreement termination costs                    --          (223,858)        2,462,453
   Interest expense (including interest Expense
      for related party of $23,868 in both years
      2005 and 2004 and $95,472 for the period
     January 1, 2002 to December 31, 2005)                244,191           150,228           726,008
   Financing Costs - extension of warrants                 74,700                --            74,700
   Loss on settlement of debt                                  --         2,407,867         2,614,017
   Stock appreciation rights                        (     121,340)          121,340                --
   Change in fair value of warrants and
     embedded conversion option                            (5,800)               --            (5,800)
                                                    -------------     -------------     -------------
                                                        1,428,328         3,814,092        10,407,645
                                                    -------------     -------------     -------------
Net loss                                            (   1,168,328)    (   3,757,802)    (  10,051,355)
                                                    -------------     -------------     -------------
Deemed dividend on preferred stock                             --     (   2,072,296)    (   2,072,296)

Preferred stock dividends                           (      66,436)    (     134,366)    (     466,666)
                                                    -------------     -------------     -------------
                                                    (      66,436)    (   2,206,662)    (   2,538,962)
                                                    -------------     -------------     -------------
Net loss applicable to
   common stockholders                              $(  1,234,764)    $(  5,964,464)    $( 12,590,317)
                                                    =============     =============     =============

Basic and Diluted Loss Per Common Share             $(       0.01)    $(       0.05)
                                                    =============     =============
Weighted Average Common Shares Outstanding -
   Basic and Diluted                                  166,132,433       121,549,857
                                                    =============     =============


                              The accompanying notes are an integral part
                                    of these financial statements.

                                                 F-4



                                                          WATER CHEF, INC.
                                      (A Development Stage Company Commencing January 1, 2002)
                                                STATEMENT OF STOCKHOLDERS' DEFICIENCY



                                                              Preferred Stock                   Common Stock           Additional
                                                        ----------------------------    ---------------------------     Paid-in
                                                           Shares          Amount          Shares         Amount        Capital
                                                        ------------    ------------    ------------   ------------   ------------
BALANCE - JANUARY 1, 2002                                    145,500    $        146      86,614,286   $     86,614   $ 12,339,469
  Extension of life of warrants                                 --              --              --             --          111,000
  Proceeds from sale preferred stock
    ($1.00 Per share)                                        125,000             125            --             --          117,375
  Proceeds from sale of common stock
    ($0.025 Per share)                                          --              --         2,500,000          2,500         97,500
  Common stock issued for services
    ($0.08 Per share)                                           --              --           450,000            450         35,550
  Collection of subscription receivable                         --              --              --             --             --
  Net Loss                                                      --              --              --             --             --
                                                        ------------    ------------    ------------   ------------   ------------
BALANCE - DECEMBER 31, 2002                                  270,500    $        271      89,564,286   $     89,564   $ 12,700,894
  Proceeds from sale of preferred stock
   March 31, 2003
    ($1.00-$2.00 Per share)                                   62,500              63            --             --           74,937
   June 30, 2003
    ($0.50 Per share)                                         75,000              75            --             --           37,425
   September 30, 2003
    ($1.00-$2.40 per share)                                  163,281             163            --             --          228,346
   December 31, 2003
    ($1.33-$2.80 Per share)                                  145,450             145            --             --          258,717
  Preferred stock issued for services
   March 31, 2003
    ($1.00 Per share)                                         30,000              30            --             --           29,970
   June 30, 2003
    ($1.00 Per share)                                         51,250              51            --             --           51,199
   September 30, 2003
    ($1.00 per share)                                         67,035              67            --             --           66,968
   December 31, 2003
    ($1.88-$4.00 Per share)                                   22,150              22            --             --           65,378
  Collection of subscription receivable                           --              --            --             --             --
  Write-off of subscription receivable                            --              --            --             --             --
  Net Loss                                                        --              --            --             --             --
                                                        ------------    ------------    ------------   ------------   ------------
BALANCE - DECEMBER 31, 2003                                  887,166    $        887      89,564,286   $     89,564   $ 13,513,834
  Proceeds from sale of preferred stock
   March 31, 2004
    ($2.40-$4.80 Per share)                                  130,077             130            --             --          400,126
   June 30, 2004
    ($0.80 Per share)                                         15,625              16            --             --           12,484
   Preferred stock issued for services
   March 31, 2004
    ($2.00-$4.80 Per share)                                   49,433              49            --             --          158,483
  Proceeds from sale of common stock
   September 30,2004
    ($0.03-$0.15 per share)                                     --              --         2,541,595          2,541        205,059
   December 31, 2004
    ($0.05-$0.10 Per share)                                     --              --         2,487,500          2,488        187,512
  Common stock issued for services
   March 31, 2004
    ($0.05 Per share)                                           --              --           477,133            477         23,380
  September 30,2004
    ($0.05-$0.15 per share)                                     --              --         1,857,800          1,858        126,792
  December 31, 2004
    ($0.08-$0.10 Per share)                                     --              --           532,500            533         40,968
 Preferred stock dividend                                       --              --              --             --          (81,034)
 Common stock issued for satisfaction of liabilities
  June 30, 2004
    ($0.15 Per share)                                           --              --        37,786,629         37,787      5,635,934
  December 31, 2004
    ($0.134 Per share)                                          --              --           411,100            411         54,839
 Preferred stock converted to common stock
  June 30, 2004                                             (133,250)           (133)      5,108,332          5,108         (4,975)
  September 30, 2004                                        (269,263)           (269)     12,103,854         12,104        (11,835)
  December 31, 2004                                          (65,375)            (65)      3,015,000          3,015         (2,950)

 Net loss                                                      --              --              --             --             --
                                                        ------------    ------------    ------------   ------------   ------------
BALANCE - DECEMBER 31, 2004                                  614,413    $        615     155,885,729   $    155,886   $ 20,258,617


                                                                F-5



                                                          WATER CHEF, INC.
                                      (A Development Stage Company Commencing January 1, 2002)
                                                STATEMENT OF STOCKHOLDERS' DEFICIENCY
                                                             (Continued)



                                                              Preferred Stock                   Common Stock           Additional
                                                        ----------------------------    ---------------------------     Paid-in
                                                           Shares          Amount          Shares         Amount        Capital
                                                        ------------    ------------    ------------   ------------   ------------
-continued-
 Proceeds from sale of common stock
   March 31,2005
    ($0.05 per share)                                           --              --           200,000            200          9,800
   June 30,2005
    ($0.05-$0.06 per share)                                     --              --           700,000            700         39,300
   September 30,2005
    ($0.07-$0.10 per share)                                     --              --         2,455,357          2,455        202,545
   December 31, 2005
    ($0.05-$0.07 Per share)                                     --              --         3,879,283          3,879        236,081
  Common stock issued for services
   March 31, 2005
    ($0.05-$0.10 Per share)                                     --              --           230,000            230         17,770
  December 31, 2005
    ($0.05-$0.06 Per share)                                     --              --           407,500            408         21,219
 Preferred stock dividend                                       --              --              --             --          (66,436)
 Extension of 1,666,667 warrants                                --              --              --             --           74,700
 Common stock issued for satisfaction of liabilities
  September 30, 2005
    ($0.07 Per share)                                           --              --           571,428            571         39,429
  December 31, 2005
    ($0.142 Per share)                                          --              --           100,000            100         14,100
Preferred stock converted to common stock
  March 31, 2005                                             (55,970)            (56)      2,518,800          2,519         (2,463)

  June 30, 2005                                              (34,020)            (34)      1,360,800          1,361         (1,327)

  September 30, 2005                                        (286,650)           (287)     13,382,583         13,383        (13,096)

  December 31, 2005                                           (2,188)             (2)         87,520             87            (85)


 Net loss                                                      --              --              --             --             --
                                                        ------------    ------------    ------------   ------------   ------------
BALANCE - DECEMBER 31, 2005                                  235,585    $        236     181,779,000   $    181,779   $ 20,830,154
                                                        ============    ============    ============   ============   ============


                                             The accompanying notes are an integral part
                                                   of these financial statements.

                                                             F-5(Con't)




                                                          WATER CHEF, INC.
                                      (A Development Stage Company Commencing January 1, 2002)
                                                STATEMENT OF STOCKHOLDERS' DEFICIENCY



                                                                                      Accumulated      Deficit
                                                                                        Deficit       Accumulated
                                                         Stock                          Through         During           Total
                                                      Subscription      Treasury        December      Development     Stockholders'
                                                       Receivable         Stock         31, 2001         Stage         Deficiency
-continued-                                           ------------    ------------    ------------    ------------    ------------
BALANCE - JANUARY 1, 2002                             $    (67,500)   $     (5,768)   $(14,531,596)   $       --      $ (2,178,635)
  Extension of life of warrants                               --              --              --              --           111,000
  Proceeds from sale preferred stock
    ($1.00 Per share)                                         --              --              --              --           117,500
  Proceeds from sale of common stock
    ($0.025 Per share)                                        --              --              --              --           100,000
  Common stock issued for services
    ($0.08 Per share)                                         --              --              --              --            36,000
  Collection of subscription receivable                     30,200            --              --              --            30,200
  Net Loss                                                    --              --              --        (1,589,746)     (1,589,746)
                                                      ------------    ------------    ------------    ------------    ------------
BALANCE - DECEMBER 31, 2002                                (37,300)         (5,768)    (14,531,596)     (1,589,746)     (3,373,681)
  Proceeds from sale of preferred stock
   March 31, 2003
    ($1.00-$2.00 Per share)                                   --              --              --              --            75,000
   June 30, 2003
    ($0.50 Per share)                                         --              --              --              --            37,500
   September 30, 2003
    ($1.00-$2.40 per share)                                   --              --              --              --           228,509
   December 31, 2003
    ($1.33-$2.80 Per share)                                   --              --              --              --           258,862
  Preferred stock issued for services
   March 31, 2003
    ($1.00 Per share)                                         --              --              --              --            30,000
   June 30, 2003
    ($1.00 Per share)                                         --              --              --              --            51,250
   September 30, 2003
    ($1.00 per share)                                         --              --              --              --            67,035
   December 31, 2003
    ($1.88-$4.00 Per share)                                   --              --              --              --            65,400
  Collection of subscription receivable                     15,500            --              --              --            15,500
  Write-off of subscription receivable                      21,800            --              --              --            21,800
  Net Loss                                                    --              --              --        (3,535,479)     (3,535,479)
                                                      ------------    ------------    ------------    ------------    ------------
BALANCE - DECEMBER 31, 2003                                   --            (5,768)   ( 14,531,596)   (  5,125,225)     (6,058,304)

  Proceeds from sale of preferred stock
   March 31, 2004
    ($2.40-$4.80 Per share)                                   --              --              --              --           400,256
   June 30, 2004
    ($0.80 Per share)                                         --              --              --              --            12,500
  Preferred stock issued for services
   March 31, 2004
    ($2.00-$4.80 Per share)                                   --              --              --              --           158,532
  Proceeds from sale of common stock
   September 30,2004
    ($0.03-$0.15 per share)                                   --              --              --              --           207,600
   December 31, 2004
    ($0.05-$0.10 Per share)                                   --              --              --              --           190,000
  Common stock issued for services
   March 31, 2004
    ($0.05 Per share)                                         --              --              --              --            23,857
   September 30,2004
    ($0.05-$0.15 per share)                                   --              --              --              --           128,650
   December 31, 2004
    ($0.08-$0.10 Per share)                                   --              --              --              --            41,501
  Preferred stock dividend                                    --              --              --              --           (81,034)
  Common stock issued for satisfaction of liabilities
   June 30, 2004
    ($0.15 Per share)                                         --              --              --              --         5,673,721
   December 31, 2004
    ($0.134 Per share)                                        --              --              --              --            55,250
  Preferred stock converted to common stock
   June 30, 2004                                              --              --              --              --              --
   September 30, 2004                                         --              --              --              --              --
   December 31, 2004                                          --              --              --              --              --
  Net loss                                                    --              --              --        (3,757,802)     (3,757,802)
                                                      ------------    ------------    ------------    ------------    ------------
BALANCE - DECEMBER 31, 2004                                   --      $     (5,768)   $(14,531,596)   $ (8,883,027)   $ (3,005,273)

                                                                 F-6



                                                          WATER CHEF, INC.
                                      (A Development Stage Company Commencing January 1, 2002)
                                                STATEMENT OF STOCKHOLDERS' DEFICIENCY
                                                            (Continued)



                                                                                      Accumulated      Deficit
                                                                                        Deficit       Accumulated
                                                         Stock                          Through         During           Total
                                                      Subscription      Treasury        December      Development     Stockholders'
                                                       Receivable         Stock         31, 2001         Stage         Deficiency
-continued-                                           ------------    ------------    ------------    ------------    ------------
  Proceeds from sale of common stock
   March 31,2005
    ($0.05 per share)                                         --              --              --              --            10,000
   June 30,2005
    ($0.05-$0.06 per share)                                   --              --              --              --            40,000
   September 30,2005
    ($0.07-$0.10 per share)                                   --              --              --              --           205,000
   December 31, 2005
    ($0.05-$0.07 Per share)                                   --              --              --              --           239,960
  Common stock issued for services
   March 31, 2005
    ($0.05-$0.10 Per share)                                   --              --              --              --            18,000
  December 31, 2005
    ($0.05-$0.06 Per share)                                   --              --              --              --            21,627
 Preferred stock dividend                                     --              --              --              --           (66,436)
 Extension of 1,666,667 warrants                              --              --              --              --            74,700
 Common stock issued for satisfaction of liabilities
  September 30, 2005
    ($0.07 Per share)                                         --              --              --              --            40,000
  December 31, 2005
    ($0.142 Per share)                                        --              --              --              --            14,200
 Preferred stock converted to common stock
  March 31, 2005                                              --              --              --              --              --
  June 30, 2005                                               --              --              --              --              --
  September 30, 2005                                          --              --              --              --              --
  December 31, 2005                                           --              --              --              --              --

  Net loss                                                    --              --              --        (1,168,328)     (1,168,328)
                                                        ------------    ------------    ------------   ------------   ------------
BALANCE - DECEMBER 31, 2005                                   --      $     (5,768)   $(14,531,596)   $(10,051,355)   $ (3,576,550)
                                                        ============    ============    ============   ============   ============


                                             The accompanying notes are an integral part
                                                   of these financial statements.

                                                             F-6(Con't)



                                             WATER CHEF INC.
                        (A Development Stage Company Commencing January 1, 2002)

                                        STATEMENTS OF CASH FLOWS



                                                                                         For the period
                                                               Years Ended December 31,  January 1, 2002
                                                             --------------------------  to December 31,
                                                                2005           2004           2005
                                                             -----------    -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                                   $(1,168,328)   $(3,757,802)  $(10,051,355)
    Adjustments to reconcile net loss to
     net cash used in operating activities
       Amortization of patents                                     1,854          1,855          7,416
       Interest expense - deferred financing                       2,813             --          2,813
       Stock based compensation                                   53,827        473,878        777,390
       Accretion of debt discount                                 75,200             --         75,200
       Change in fair value of warrants and
         embedded conversion option                          (     5,800)            --     (    5,800)
       Loss on settlement of debt                                   --        2,407,867      2,614,017
       Non-dilution agreement termination cost                      --       (  223,858)     2,462,453
       Inventory reserve                                            --             --          159,250
       Write-off of stock subscription receivable                   --             --           21,800
       Financing costs - warrant extension                        74,700           --           74,700
          Change in assets and liabilities
     Inventory                                               (    30,000)        26,500        (30,000)
     Prepaid expenses                                        (     5,851)    (    5,893)        33,536
     Accounts payable, accrued expenses, accrued dividends,
      accrued compensation, accrued consulting and director
      fees, customer deposits and other current liabilities      422,350        265,998      1,472,139
                                                             -----------    -----------    -----------
NET CASH USED IN OPERATING ACTIVITIES                        (   579,235)    (  811,455)    (2,386,441)
                                                             -----------    -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES
  Reduction of stock subscription receivable                      20,000             --         65,700
  Proceeds from sale of preferred stock                             --          412,756      1,130,127
  Proceeds from sale of common stock                             494,960        377,600        972,560
  Proceeds from sale of common stock to be issued                   --             --          200,000
  Deferred financing costs                                    (    7,500)          --        (   7,500)
  Proceeds from convertible promissory note                      250,000           --          250,000
  Repayment of notes payable                                  (   15,362)          --        (  15,362)
                                                             -----------    -----------    -----------
NET CASH PROVIDED BY FINANCING ACTIVITIES                        742,098        790,356      2,595,525
                                                             -----------    -----------    -----------

NET INCREASE(DECREASE)IN CASH                                    162,863      (  21,099)       209,084

CASH AT BEGINNING OF YEAR                                         81,732        102,831         35,511
                                                             -----------    -----------    -----------
CASH AT END OF YEAR                                          $   244,595    $    81,732    $   244,595
                                                             ===========    ===========    ===========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during the year for:
    Interest                                                 $    44,638    $    20,000    $    64,888
                                                             ===========    ===========    ===========

NON-CASH FINANCING ACTIVITIES:

COMPENSATION SATISFIED BY ISSUANCE OF COMMON STOCK           $      --    $      55,250    $    55,250
                                                             ===========    ===========    ===========
COMMON STOCK ISSUED IN SATISFACTION OF LIABILITIES           $    40,000    $ 5,673,721    $ 5,713,721
                                                             ===========    ===========    ===========


                               The accompanying notes are an integral part
                                     of these financial statements.

                                                  F-7

                                WATER CHEF, INC.
            (A Development Stage Company Commencing January 1, 2002)

                          NOTES TO FINANCIAL STATEMENTS

1. DESCRIPTION OF BUSINESS

Water Chef, Inc. (the "Company"), is a Delaware Corporation currently engaged in the design, marketing and sale of water dispensers and purification equipment both in and outside the United States. The Company's corporate headquarters is in Glen Head, NY.

2. BASIS OF PRESENTATION AND CONTINUED OPERATIONS

Basis of Presentation

The Company discontinued its water cooler and filtration operations in November 2001. As a result, the Company has refocused its efforts on raising capital and developing markets for its proprietary technology. Therefore, for financial purposes, the Company has determined that it has re-entered the development stage commencing January 1, 2002. The Company's statements of operations, stockholders' deficiency and cash flows for the year ended December 31, 2005 represent the financial information cumulative, from inception/commencement, required by Statement of Financial Accounting Standards ("SFAS") No. 7, "Development Stage Enterprises."

Going Concern

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern and the realization of assets and the satisfaction of liabilities in the normal course of business. The carrying amounts of assets and liabilities presented in the financial statements do not purport to represent realizable or settlement values. The Company incurred losses from operations of $1,168,328 and $3,757,802 for the years ended December 31, 2005 and 2004, respectively. The Company has a working capital deficit and a stockholders' deficiency of approximately $3,100,000 and $3,577,000 at December 31, 2005, respectively. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

Management's plans with respect to these matters include restructuring its existing debt and raising additional capital through future issuances of stock and/or debt. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty and these adjustments may be material

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Patents and Trademarks - Patents and trademarks are amortized ratably over 9 to 14 years. The Company assesses the carrying value of its patents for impairment each year. Based on its assessments, the Company did not incur any impairment charges for the years ended December 31, 2005 and 2004, respectively.


Stock-Based Compensation - In December 2002, the Financial Accounting Standards Board ("FASB") issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure - an amendment of FASB Statement No. 123." SFAS No. 148 amends SFAS No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company accounts for stock-based compensation according to APB Opinion No. 25.

The following table summarizes relevant information as to reported results under the Company's intrinsic value method of accounting for stock awards, with supplemental information as if the fair value recognition provision of SFAS No. 123 had been applied for the periods ended December 31, 2005 and 2004 as follows:

                                WATER CHEF, INC.
            (A Development Stage Company Commencing January 1, 2002)

                          NOTES TO FINANCIAL STATEMENTS
                                    Continued


                                                Years ended December 31,
                                                 2005            2004
                                            -------------    -------------
Net loss applicable to common
         stockholders as reported           $ ( 1,234,764)   $ ( 5,964,464)

Add:
    Stock-based employee compensation,
    included in reported net loss                    --               --

Less:
    Stock-based employee compensation,
    net of tax effect determined under fair
    value method for all awards                  (121,340)        (169,870)

                                            -------------    -------------
Pro-forma net loss under fair
  value method                              $ ( 1,356,104)   $ ( 6,134,334)
                                            =============    =============
Basic and Diluted Net Loss per Common Share:


  As reported                               $       (0.01)   $       (0.05)
                                            =============    =============
  Pro-forma                                 $       (0.01)   $       (0.05)
                                            =============    =============

Revenue Recognition - Revenues are recognized when product is shipped, title passes and collectibility is reasonably assured. Allowances for estimated bad debts, sales allowances and discounts are provided when such sales are recorded.

Inventories - Inventories consists of finished goods and are stated at the lower of cost or market utilizing the first-in, first-out method. As of December 31, 2005, inventory was comprised of $30,000 of finished goods.

Shipping and Handling Costs - Shipping and handling costs are expensed as incurred as part of cost of sales. These costs were deemed to be immaterial during each of the reporting periods.

Advertising Costs - Advertising costs are expensed as incurred. Advertising costs, which are included in selling, general and administrative expenses, were deemed immaterial for the years ended December 31, 2005 and 2004, respectively.

Income Taxes - Income taxes are accounted for under SFAS No. 109, "Accounting for Income Taxes," which is an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. Valuation allowances are established when necessary to reduce deferred assets to the amounts expected to be realized.

                                WATER CHEF, INC.
            (A Development Stage Company Commencing January 1, 2002)

                          NOTES TO FINANCIAL STATEMENTS
                                    Continued


Loss Per Share - Basic loss per share was computed using the weighted average number of outstanding common shares. Diluted loss per share includes the effect of dilutive common stock equivalents from the assumed exercise of options, warrants and convertible preferred stock. Common stock equivalents were excluded in the computation of diluted loss per share since their inclusion would be anti-dilutive. Total shares issuable upon the exercise of options, warrants and the conversion of preferred stock and convertible debt for the years ended December 31, 2005 and 2004, were 21,270,105 and 34,230,804, respectively.

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments - The carrying amounts of the financial instruments reported in the balance sheet approximate their fair market value due to the short-term maturities of these instruments.

Impairment of Long-Lived Assets - In the event that facts and circumstances indicate that the cost of an asset may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset would be compared to the asset's carrying amount to determine if a write-down to fair value is required.

Research and Development - Research and development costs consist of expenditures incurred during the course of planned research and investigation aimed at the discovery of new knowledge, which will be useful in developing new products or processes. The Company expenses all research and development costs as incurred. There were no research and development costs incurred during the years ended December 31, 2005 and 2004, respectively.

Recent Accounting Pronouncements

In December 2004, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard ("SFAS") No. 123R, "Share Based Payment." This statement is a revision of SFAS Statement No. 123, "Accounting for Stock-Based Compensation" and supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and its related implementation guidance. SFAS 123R addresses all forms of share based payment ("SBP") awards including shares issued under employee stock purchase plans, stock options, restricted stock and stock appreciation rights. Under SFAS 123R, SBP awards result in a cost that will be measured at fair value on the awards' grant date, based on the estimated number of awards that are expected to vest. This statement is effective for public entities that file as small business issuers - as of the beginning of the first annual reporting period that begins after December 15, 2005.

The Company believes the adoption of this pronouncement will have a material impact on the Company's financial statements, whereby the Company, upon adoption, expects to record a charge for the granting of future employee stock options.

In May 2005, the FASB issued SFAS No. 154 - Accounting for Change in Error Corrections - a replacement of APB Opinion No. 20 and FASB Statement No. 3. This statement replaces APB Opinion No. 20, "Accounting Changes" and FASB Statement No. 3 "Reporting Accounting Changes in Interim Financial Statements," and changes the requirement for the accounting for and reporting changes in accounting principles. This statement applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. When a pronouncement includes specific transition provisions, those provisions should be followed. This statement is effective for accounting changes and corrects errors made in fiscal years beginning after December 15, 2005.

                                WATER CHEF, INC.
            (A Development Stage Company Commencing January 1, 2002)

                          NOTES TO FINANCIAL STATEMENTS
                                    Continued


The application of this pronouncement is not expected to have an impact on the Company's financial position, results of operations, or cash flows.

In September 2005, the FASB ratified the following consensus reached in Emerging Issues Task Force ("EITF") Issue 05-8 ("Income Tax Consequences of Issuing Convertible Debt with a Beneficial Conversion Feature"): a) the issuance of convertible debt with a beneficial conversion feature results in a basis difference in applying FASB Statement of Financial Accounting Standards SFAS No. 109, Accounting for Income Taxes. Recognition of such a feature effectively creates a debt instrument and a separate equity instrument for book purposes, whereas the convertible debt is treated entirely as a debt instrument for income tax purposes. b) the resulting basis difference should be deemed a temporary difference because it will result in a taxable amount when the recorded amount of the liability is recovered or settled. c) recognition of deferred taxes for the temporary difference should be reported as an adjustment to additional paid-in capital. This consensus is effective in the first interim or annual reporting period commencing after December 15, 2005, with early application permitted. The effect of applying the consensus should be accounted for retroactively to all debt instruments containing a beneficial conversion feature that are subject to EITF Issue 00-27,,"Application of Issue No. 98-5 to Certain Convertible Debt Instruments" (and thus is applicable to debt instruments converted or extinguished in prior periods but which are still presented in the financial statements).

The application of this pronouncement is not expected to have an impact on the Company's financial position, results of operations, or cash flows.

EITF reached a tentative conclusion on EITF Issue No. 05-1, "Accounting for the Conversion of an Instrument that Becomes Convertible upon the Issuer's Exercise of a Call Option" that no gain or loss should be recognized upon the conversion of an instrument that becomes convertible as a result of an issuer's exercise of a call option pursuant to the original terms of the instrument. The consensus for EITF No. 05-1 has not been finalized.

The application of this pronouncement is not expected to have an impact on the Company's financial position, results of operations, or cash flows.

In June 2005, the FASB ratified EITF Issue No. 05-2, "The Meaning of `Conventional Convertible Debt Instrument' in EITF Issue No. 00-19, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in a Company's Own Stock" ("EITF No. 05-2"), which addresses when a convertible debt instrument should be considered `conventional' for the purpose of applying the guidance in EITF No. 00-19. EITF No. 05-2 also retained the exemption under EITF No. 00-19 for conventional convertible debt instruments and indicated that convertible preferred stock having a mandatory redemption date may qualify for the exemption provided under EITF No. 00-19 for conventional convertible debt if the instrument's economic characteristics are more similar to debt than equity. EITF No. 05-2 is effective for new instruments entered into and instruments modified in periods beginning after June 29, 2005.

The Company has applied the requirements of EITF No. 05-2, (See Note 6) with respect to the impact of this pronouncement on the Company's financial statements.

In June 2005, the EITF reached consensus on Issue No. 05-6, "Determining the Amortization Period for Leasehold Improvements" (EITF 05-6). EITF 05-6 provides guidance on determining the amortization period for leasehold improvements acquired in a business combination or acquired subsequent to lease inception. The guidance in EITF 05-6 will be applied prospectively and is effective for periods beginning after June 29, 2005. EITF 05-6 will not have a material impact on the Company's consolidated financial position or results of operations.

                                WATER CHEF, INC.
            (A Development Stage Company Commencing January 1, 2002)

                          NOTES TO FINANCIAL STATEMENTS
                                    Continued


In September 2005, the FASB ratified EITF Issue No. 05-7, "Accounting for Modifications to Conversion Options Embedded in Debt Instruments and Related Issues" ("EITF No. 05-7"), which addresses whether a modification to a conversion option that changes its fair value affects the recognition of interest expense for the associated debt instrument after the modification and whether a borrower should recognize a beneficial conversion feature, not a debt extinguishment, if a debt modification increases the intrinsic value of the debt (for example, the modification reduces the conversion price of the debt). EITF No. 05-7 is effective for the first interim or annual reporting period beginning after December 15, 2005.

The Company is currently in the process of evaluating the effect that the adoption of this pronouncement will have on its financial statements.

EITF Issue No. 05-4 "The Effect of a Liquidated Damages Clause on a Freestanding Financial Instrument Subject to EITF Issue No. 00-19, `Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock" ("EITF No. 05-4") addresses financial instruments, such as stock purchase warrants, which are accounted for under EITF 00-19 that may be issued at the same time and in contemplation of a registration rights agreement that includes a liquidated damages clause. The consensus for EITF No. 05-4 has not been finalized. In November 2005 the Company issued a convertible promissory note, a registration rights agreement and warrants (See Note 6). Based on the interpretive guidance in EITF Issue No. 05-4, Due to certain factors and the liquidated damage provision in the registration rights agreement, the Company determined that the embedded conversion option and the warrants are derivative liabilities and the registration statement becoming effective on January 30, 2006, the value of the registration rights was deemed to be de minims.

4. PATENTS AND TRADEMARKS

Patents and trademarks as of December 31, 2005 consist of the following:


                Patents                                $ 24,500
                Trademarks                                1,555
                                                       --------
                Total cost                               26,055
                                                       --------
                Accumulated amortization                (8,798)
                                                       --------
                Patents and Trademarks, Net            $ 17,257
                                                       ========

Amortization expense for the years ended December 31, 2005 and 2004 was $1,854 and $1,855, respectively. The following table presents the Company's estimate for amortization expense for each of the five succeeding years and thereafter.


                2006                                    $ 1,854
                2007                                      1,854
                2008                                      1,854
                2009                                      1,854
                2010                                      1,854
                2011 and thereafter                       7,987
                                                       --------
                                                       $ 17,257
                                                       ========

                                WATER CHEF, INC.
            (A Development Stage Company Commencing January 1, 2002)

                          NOTES TO FINANCIAL STATEMENTS
                                    Continued


5. NOTES PAYABLE

Notes payable and accrued interest at December 31, 2005 consist of the following:


                          (a)        $      177,116
                          (b)               846,533
                          (c)               184,637
                                     --------------

                          Total      $    1,208,286
                                     ==============

(a) These are unsecured notes bearing interest ranging from 10% to 15% per annum, with no specific due date for repayment. An amount due on these notes, inclusive of $93,893 in interest is $177,116, at December 31, 2005. No demands for repayment have been made by the note holder.

(b) In April 2001, the Company issued a $400,000 promissory note at an interest rate of 2% per month. In consideration for the issuance of this note, 500,000 shares of the Company's common stock were issued to the note holder and a $74,000 debt discount was recorded and fully amortized in the year ended December 31, 2001. The principal balance and accrued interest were payable on September 1, 2001. The Company did not make such payment and was required to issue an additional 100,000 penalty shares of its common stock to the note holder. The Company recorded additional interest expense of $12,300 related to the issuance of these penalty shares. The amount due on this note, inclusive of $446,533 in interest, is $846,533 at December 31, 2005.

(c) In November 2000, the Company entered into a Convertible Promissory Note agreement, whereby the Company may be advanced a maximum of $300,000. The Company was advanced the following: $100,000 in November 2000, $50,000 in December 2000 and $50,000 in January 2001. No further cash advances were made to the Company. The Convertible Promissory Note agreement also called for the payment of $100,000 of Company expenses. The advances bear interest at 10% per annum and were to have been repaid as of January 15, 2002. A maximum of 6,000,000 shares could have been issued upon conversion had the full $300,000 been advanced. As of December 31, 2005, the balance of the convertible promissory note principal was $184,637 and no interest was owed

6. CONVERTIBLE PROMISSORY NOTES

In November 2005, the Company entered into a Convertible Promissory Note agreement for $250,000. The Convertible Promissory Noted bears interest at a rate of 8% per annum and will mature in March 2006. The Company granted 430,000 warrants to the holder, which are exercisable at $0.14 per share and have a life of three years. The warrants carry a cashless exercise provision.

The note included certain conversion features as follows:

     o convertible at any time after the maturity date, at the option of the holder,

     o convertible at 85% of the average of the three 3 lowest closing bid prices for the common stock, for the ten trading days ending on the trading day immediately before the conversion date.

                                WATER CHEF, INC.
            (A Development Stage Company Commencing January 1, 2002)

                          NOTES TO FINANCIAL STATEMENTS
                                    Continued


The Convertible Promissory Note agreement required the Company to file a registration statement no later than sixty business days and no less than the amount of subscribed shares, and to cause the registration statement relating to the registrable securities to become effective the earlier of five business days after notice from the Securities and Exchange Commission that the registration statement may be declared effective, or (b) one hundred twenty days.

The Convertible Promissory Note agreement included a liquidated damages clause, which stipulates if the registration statement is not filed by the filing date or declared effective by the effective date, then upon failure of either event the subscriber shall be entitled to liquidated damages, payable in cash, in the sum of one percent (1%) of the principal amount of the Note:


          a. for each 30 day period after the filing date that transpires until the date that the Company files the registration statement, and
          b. for each 30 day period after the effective date that transpires until such date as the registration statement is declared effective.

The gross proceeds of $250,000 were recorded net of a discount of $188,000. The debt discount consisted of $47,200 related to the warrants and $140,800 related to the embedded conversion option. The warrants and the embedded conversion option were accounted for under EITF issue No. 00-19 "Accounting for Derivative Financial Instruments Index to and Potentially Settled in a Company's Own Stock" and EITF 05-4, view A "The effect of a Liquidated Damages Clause on a Freestanding Financial Instrument." Due to certain factors and the liquidated damage provision in the registration rights agreement, the Company determined that the embedded conversion option and the warrants are derivative liabilities. Accordingly, the warrants and the embedded conversion option will be marked to market through earnings at the end of each reporting period. Due to the fact that the registration statement became effective on January 30, 2006, the value of the registration rights was deemed to be de minims. The warrants and the conversion option are valued using the Black-Scholes valuation model. For the year ended December 31, 2005, the Company reflected a gain of $5,800 representing a change in the value of the warrants and conversion option. The debt discount of $188,000 is being accreted over a period of four months and as a result, a charge of $75,200 was recorded for the year ended December 31, 2005.

This Convertible Promissory Note is secured by 4,000,000 shares held by an officer of the Company. The balance due under this note at December 31, 2005 is $250,000 plus accrued interest of $2,500. The Company incurred fees of approximately $7,500 at the closing date of the note. These costs have been capitalized as of December 31, 2005 as deferred financing costs and will be amortized to interest expense over the life of the note and for the year ended December 31, 2005, $2,813 has been amortized.

7. LOANS PAYABLE - STOCKHOLDER

At December 31, 2004, the Company is obligated to its Chief Executive Officer who is also a significant stockholder for loans and advances made to the Company totaling $372,781, plus accrued interest of $129,089. These advances have been accruing interest ranging from 6% to 12% per annum. The loans have no repayment terms and the stockholder has agreed not to demand payment until July 1, 2007 at the earliest. The Company has reported the obligation as a long-term liability on the balance sheet.

                                WATER CHEF, INC.
            (A Development Stage Company Commencing January 1, 2002)

                          NOTES TO FINANCIAL STATEMENTS
                                    Continued


8. COMMON STOCK ISSUED

On June 4, 2004, the Company convened a special meeting of its common, Series A Preferred, Series C Preferred, Series D Preferred, Series F Preferred stockholders (together the "Stockholders"). The Stockholders, voting as a single class, voted and approved a proposal to amend the Certificate of Incorporation to increase the Company's authorized capital stock from 100,000,000 shares to 200,000,000 shares, consisting of 190,000,000 shares of common stock and 10,000,000 shares of preferred stock.

During the year ended December 31, 2005, the Company recorded the following transactions:

a. Cash

During the year ended December 31, 2005, the Company received $494,960 for 7,234,640 shares of its common stock.

b. Services

During 2005, the Company issued to various parties an aggregate of 637,500 shares of its common stock for a value of $39,627 in connection with professional services.

c. Conversion of preferred stock into common stock

During year ended December 31, 2005, the Company issued to various parties an aggregate of 17,349,703 shares of its common stock in connection with the conversion of preferred stock.

d. Settlement of debt

During year ended December 31, 2005, the Company issued to a note holder 571,428 for the settlement $40,000 of debt.

e. Extension of debt

In November 2005, the Company issued 100,000 shares of its common stock for a value of $14,200 to a note holder for an agreement to defer requesting payment for a period of one month. The principal amount of the note is $400,000, and accrued interest is approximately $423,000.



                                WATER CHEF, INC.
            (A Development Stage Company Commencing January 1, 2002)

                          NOTES TO FINANCIAL STATEMENTS
                                    Continued


9. PREFERRED STOCK

The Company is authorized to issue 10,000,000 shares of $.001 par value preferred stock, issuable in series with rights, preferences, privileges and restrictions as determined by the board of directors.

At December 31, 2005, outstanding preferred shares were as follows:
                                                                                       Liquidation
                                                   Current                              Preference
                                                    Annual       Total      Dividend   (including
            Authorized   Outstanding     Par       Dividend     Dividend    Arrearage    dividend
              Shares       Shares       Value    Requirement   Arrearage    Per Share   arrearage)
Series A      400,000       52,500   $       53   $   52,500   $  570,100   $  10.86    $1,095,100
Series D    2,000,000       93,000           93       55,800      529,200       5.69       529,200
Series F    1,000,000       90,085           90       32,986      147,263       1.13          --
                        ----------   ----------   ----------   ----------               ----------

                           235,585   $      236   $  141,286   $1,246,563               $1,624,300
                        ==========   ==========   ==========   ==========               ==========

Series A:

The Series A preferred stock provides for a 10% cumulative dividend, based on the $10 per share purchase price, payable annually in the Company's common stock or cash, at the Company's option. The Series A preferred stock is not convertible, and is redeemable solely at the Company's option at a price of $11 per share plus accrued dividends. The Series A preferred stockholders have voting rights equal to common stockholders.

In the event of the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, holders of the Series A preferred stock are entitled to receive out of the assets of the Company the sum of $10.00 per share of Series A preferred stock then outstanding, plus a sum equal to all dividends
(whether or not earned or declared) on such shares accrued and unpaid thereon to the date of final payment or distribution, before any payment or distribution upon dissolution, liquidation or winding up shall be made on any series or class of capital stock ranking junior to Series A preferred stock as to such payment or distribution.

Series C:

During the year ended December 31, 2002, the Company sold Series C 15%
Convertible Preferred stock at $1.00 per share. These shares convert in one year. All dividends are cumulative and are payable in shares of the Company's common stock valued at the then-current market price per share, or upon conversion, whichever is earlier. The conversion rate for shares, and accrued dividends payable, is 33.33 shares of common for each $1.00 of preferred stock and dividends payable, or $0.03 for each share of common stock. The Series C
Preferred stockholders have voting rights equal to the common stockholders. The
Series C preferred stock has no stated rights in the assets of the Company upon liquidation. During 2002, the Company sold 125,000 shares of Series C preferred stock. For each share of preferred stock purchased, the buyers also receive the right to receive an additional 33.33 shares of common stock upon conversion, as the market value of the stock was $0.015 at issuance.

                                      F-16

                                WATER CHEF, INC.
            (A Development Stage Company Commencing January 1, 2002)

                          NOTES TO FINANCIAL STATEMENTS
                                    Continued


Series D:

The Series D preferred stock provides for a 12% cumulative dividend, based on the $5 per share purchase price, payable semi-annually in the Company's common stock or cash, at the Company's option. The Series D preferred stock is not convertible, and is redeemable solely at the Company's option at a price of $5.75 per share plus accrued dividends. The Series D Preferred stockholders have voting rights equal to the common stockholders.

In the event of the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, holders of the Series D preferred stock are entitled to receive out of the assets of the Company the sum of all dividends (whether or not earned or declared) on such shares accrued and unpaid thereon to the date of final payment or distribution, before any payment or distribution upon dissolution, liquidation or winding up shall be made on any series or class of capital stock ranking junior to Series D preferred stock as to such payment or distribution.

Series F:

In April 2003, management authorized the Company to raise up to $550,000 through a private placement by issuing 10% two-year convertible preferred instruments. The preferred, designated as Series F, and provided for one million shares in total and can be convertible into shares of Water Chef's common stock at such time as the stockholders of the corporation approve an increase in the authorized capital stock of the corporation, which occurred on June 4, 2004. All dividends are cumulative and are payable in shares of the Company's common stock valued at the then current market price per share, at the time of maturity, or upon conversion, whichever is earlier. The conversion rate for shares and accrued dividends payable is 40 shares of common for each share of preferred stock. The Series F convertible preferred stockholders have voting rights equal to the common stockholders. The Series F convertible preferred stock has no stated rights in the assets of the Company upon liquidation.

Although there was a discount upon the issuance of all of the Series F preferred stock in accordance with EITF 98-5, a security is not yet convertible if certain contingencies exist which are dependent upon the occurrence of a future event outside the control of the security holder. In this case, the shares can only be converted into common stock after the stockholders of the Company approve an increase in the authorized capital stock of the corporation. In accordance with EITF 98-5, any beneficial conversion (discount) feature is measured at the commitment date, but will not be recognized as an adjustment to earnings until the contingency is resolved, (the date the increase in shares are approved). In June 2004, the Company voted and approved a proposal to amend the Certificate of Incorporation to increase the Company's authorized capital stock from 100,000,000 to 200,000,000 shares, consisting of 190,000,000 shares of common stock and 10,000,000 shares of preferred stock. During June 2004, the Company recorded the deferred contingent beneficial conversion adjustment of $2,072,296 as a deemed dividend since the contingency was resolved.

In connection with Series F Preferred Stock conversions, the Company recorded dividends of $66,436 and $41,915 for each of the years ended December 31, 2005 and 2004, respectively.

10. STOCK OPTION, STOCK APPRECIATION RIGHTS AND WARRANT GRANT PLAN

The Company's president and director were issued 6,000,000 options to purchase common stock of the Company in January 2004. The total options granted may be converted to common stock at an exercise price of $0.25 and expire in five years. Those options were converted to stock appreciation rights (the "Conversion") in November 2004. The Conversion consisted of 5,000,000 stock appreciation rights granted to the President which vest over 5 years and 1,000,000 stock appreciation rights granted to the director which vest over 2 years.

                                WATER CHEF, INC.
            (A Development Stage Company Commencing January 1, 2002)

                          NOTES TO FINANCIAL STATEMENTS
                                    Continued

In March 1997, the Company, in connection with Bridge Loans for $375,000 issued warrants to purchase 2,500,001 shares of common stock at $.15 per share. These warrants had a life of five years and were to have expired in March 2002. In the year ended December 31, 2000, a total of 333,334 common shares were issued upon the exercise of a like number of warrants, for net proceeds of $50,000. Of the remaining 2,166,667 un-exercised warrants at March 2002, a total of 1,666,667 warrants had their lives extended for an additional two years until March 2004 and then later for another twelve months until March 2005. The remaining balance of 500,000 warrants was not extended, and accordingly they have expired. The extension of the exercise date was part of a settlement that the Company had reached with certain debenture holders that had brought a legal action against the Company. In June 2005, the Company extended for the second time the life of the warrants for one year. The Company recorded an additional charge of $74,700, which has been included in the statements of operations.

The fair value of each stock option, or warrant granted, is estimated on the date of grant using the Black-Scholes option-pricing model. During the year ended December 31, 2005, the Company granted 433,00 warrants in connection with the Convertible Promissory Note [Note 6]. The Company did not grant, nor issue any options in the year ended December 31, 2005. The Company did not grant, nor issue, options or warrants in the year ended December 31, 2004.

The following tables illustrate the Company's warrant issuances and balances outstanding as of, and during the years ended December 31, 2005 and 2004:


                                   Shares Underlying   Weighted Average
                                       Warrants         Exercise Price
                                   -----------------   ----------------
Outstanding at December 31, 2003       1,166,667            $ 0.15
   Granted                                     -                 -
   Expired                                     -                 -
   Exercised                                   -                 -
                                   -----------------    ---------------
Outstanding at December 31, 2004       1,666,667            $ 0.15
   Granted                               433,000              0.14
   Expired                                     -                 -
   Exercised                                   -                 -
                                   -----------------    ---------------
Outstanding at December 31, 2005       2,099,667            $ 0.15
                                   =================    ===============

                                WATER CHEF, INC.
            (A Development Stage Company Commencing January 1, 2002)

                          NOTES TO FINANCIAL STATEMENTS
                                    Continued

The following is additional information with respect to the Company's warrants as of December 31, 2005:



              WARRANTS OUTSTANDING                     WARRANTS EXERCISABLE
 -----------------------------------------------   -----------------------------
                            Weighted
                             Average    Weighted
             Number of     Remaining     Average    Number of      Weighted
 Exercise  Outstanding    Contractual   Exercise   Exercisable      Average
  Price      Warrants        Life        Price      Warrants     Exercise Price
---------  ------------   ------------   -------  ------------   --------------
  $ 0.15     2,099,667     10 Months      $ 0.15     2,099,667        $ 0.15
=========  ============   ============   =======  ============    ============


11. LEASES

The Company's lease for its administrative facilities located in Glen Head, New York is on a month to month basis.

Rent expense, for the years ended December 31, 2005 and 2004 was $30,189 and $29,246, respectively.

12. LITIGATION

In the normal course of business, the Company may be involved in legal proceedings in the ordinary course of business. Such matters are subject to many uncertainties, and outcomes are not predictable with assurance. The Company currently is not involved in any legal proceedings which are not in the ordinary course of business.

13. INCOME TAXES

The Company accounts for income taxes under SFAS No. 109, Accounting for Income Taxes. SFAS No. 109 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. SFAS No. 109 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets.

For the year ended December 31, 2005 and 2004, no provision for income taxes has been provided for, as a result of continued net operating losses. The Company is subject to certain state and local taxes based on capital. The state and local taxes based on capital were immaterial for each of the years ended December 31, 2005 and 2004.

The effective tax rate differs from the statutory rate of 34% due to the increase of the valuation allowance.

The Company has net operating loss carry-forwards for federal income tax purposes totaling approximately $17,822,000 at December 31, 2005. These carry-forwards expire between the years 2009 through 2025. Utilization of these loss carry-forwards may be limited under Internal Revenue Code Section 382. The deferred tax asset arising from the net operating loss carry-forwards has been offset by a corresponding valuation allowance.

                                WATER CHEF, INC.
            (A Development Stage Company Commencing January 1, 2002)

                          NOTES TO FINANCIAL STATEMENTS
                                    Continued

The valuation allowance relates to the federal and state net operating losses for which utilization in future periods is uncertain. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. The Company considers projected future taxable income and tax planning strategies in making this assessment. Based on projections for future taxable income over the periods that the deferred tax assets are deductible, the Company believes it is more likely than not that the Company will not realize the benefits of these deductible differences in the near future and therefore a full valuation allowance of $6,950,000 is provided. The valuation allowance increased approximately $50,000 during 2005 related to increased net operating losses.

14. MAJOR CUSTOMERS

Sales for the years ended December 31, 2005 and 2004 were $260,000 and $56,290, respectively. During the year ended December 31, 2005, the Company recognized the sale of five PureSafe Water Station Systems. Four of these were purchased for use in Ecuador and the fifth system was purchased by a humanitarian buyer to be used as part of the tsunami relief effort in Sri Lanka. In addition, Water Chef received deposits totaling $115,000 during 2005 for relief effort systems that will be shipped in 2006.

15. COMMITMENTS AND CONTINGENCIES

In January 1, 2004, the Company entered into a 5 year employment agreement with its Chief Executive Officer ("Employee"). The Company agreed to pay to the Employee for the services to be rendered a base salary at an annual rate of three hundred and fifty thousand dollars. The Company granted to its employee a five-year option for 5,000,000 shares of the Company's outstanding common stock for an option price of $.25 per share. The option will vest in fifty equal, consecutive monthly increments of 100,000 shares each on the first day of each month beginning with January of 2004 and ending with February of 2008. Those options were converted to stock appreciation rights in November 2004. As of December 31, 2005, approximately $442,400 was owed and is included on the balance sheet as part of accrued compensation.

In March 9, 2004, the Company extended for two additional years the consulting agreement with a director. The Company agreed to increase his monthly payment to $10,000 per month. The Company also gave him the right to purchase one million shares of the Company's common stock at a price of $0.25 per share, such right to vest at the rate of 50% per year. Those options were converted to stock appreciation rights in November 2004. For each of the years ended December 31, 2005 and 2004, the Company has incurred a charge of $120,000, which has been included in the statement of operations as part of selling general and administrative costs. In addition, the director earned approximately $25,000 of director fees.

16. CREDIT RISK

The Company maintains its cash in accounts with major financial institutions in the United States. From time to time, these balances may exceed the amounts of insurance provided on such deposits. As of December 31, 2005, the Company has a credit risk exposure of approximately $153,700.

17. SUBSEQUENT EVENTS

On March 14, 2006, the shareholders of the Company approved an increase in the authorized capital stock of the Company from 200 million shares to 350 million shares, comprised of 340 million shares of common stock and 10 million shares of preferred stock.

                                WATER CHEF, INC.
            (A Development-Stage Company Commencing January 1, 2002)
                             CONDENSED BALANCE SHEET
                              AT SEPTEMBER 30, 2006
                                   (UNAUDITED)



                                     ASSETS
                                     ------


CURRENT ASSETS:
  Cash                                                             $     26,117
  Prepaid expenses                                                        5,988
                                                                   ------------
      TOTAL CURRENT ASSETS                                               32,105
                                                                   ------------

OTHER ASSETS:
  Patents and trademarks - net of accumulated
    amortization of $10,188                                              15,867
  Other assets                                                            3,162
                                                                   ------------
      TOTAL OTHER ASSETS                                                 19,029
                                                                   ------------
      TOTAL ASSETS                                                 $     51,134
                                                                   ============

                    LIABILITIES AND STOCKHOLDERS' DEFICIENCY
                    ----------------------------------------

CURRENT LIABILITIES:
  Accounts payable                                                 $    187,316
  Accrued expenses and other current liabilities                        175,017
  Accrued compensation                                                  532,417
  Accrued consulting and director fees                                  421,833
  Notes payable (including accrued interest of $318,654)                970,552
  Accrued dividends payable                                             189,871
                                                                   ------------
      TOTAL CURRENT LIABILITIES                                       2,477,006

LONG-TERM LIABILITIES:
  Loans payable to stockholder (including accrued interest
    of $146,990)                                                        519,771
                                                                   ------------
      TOTAL LIABILITIES                                               2,996,777
                                                                   ------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' DEFICIENCY:
Preferred stock - $.001 par value; 10,000,000
shares authorized; 188,917 shares issued and outstanding,
  (liquidation preference $2,159,500)                                       189
Common stock - $.001 par value; 340,000,000 shares
  authorized; 198,977,497 shares issued and 198,973,097
  shares outstanding                                                    198,977
Additional paid-in capital                                           23,125,664
Treasury stock, at cost - 4,400 shares of common stock                   (5,768)
Deficit accumulated through December 31, 2001                       (14,531,596)
Deficit accumulated during development stage                        (11,733,109)
                                                                   ------------
    TOTAL STOCKHOLDERS' DEFICIENCY                                   (2,945,643)
                                                                   ------------
    TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY                 $     51,134
                                                                   ============


                  See notes to condensed financial statements.



                                                         WATER CHEF, INC.
                                     (A Development-Stage Company Commencing January 1, 2002)
                                                 CONDENSED STATEMENTS OF OPERATIONS
                                                            (UNAUDITED)



                                                    For the Three Months Ended        For the Nine Months Ended     For the Period
                                                          September 30,                      September 30,          January 1,2002
                                                  ------------------------------    ----------------------------    to September
                                                      2006             2005             2006           2005           30, 2006
                                                  -------------    -------------    -------------  -------------    -------------
SALES                                             $        --      $        --      $     115,000    $   260,000    $     471,290
                                                  -------------    -------------    -------------  -------------    -------------

COST OF SALES                                            21,000           21,000           93,000         42,000          531,680

SELLING, GENERAL AND ADMINISTRATIVE -
  including stock based compensation of
   $0, and $0 for the three months ended
   September 30, 2006 and 2005 and $767,699 and
   $18,000 for the nine months ended
   September 30, 2006 and 2005, and $1,545,089
   for the period January 1, 2002 to
   September 30, 2006, respectively                     118,335          275,299        1,282,272        920,505        5,379,859

NON-DILUTION AGREEMENT TERMINATION COST                    --               --               --             --          2,462,453

INTEREST EXPENSE (Including interest expense to
   related party of $5,967 and $17,901 for the
   three and nine months ended September 30, 2006
   and 2005, respectively and $113,373 for the
   period January 1, 2002 to September 30, 2006          43,018           37,182          234,882        112,296          960,890

FINANCING COST - EXTENSION OF WARRANTS                     --               --               --           74,700           74,700

LOSS ON SETTLEMENT OF DEBT                                 --               --               --             --          2,614,017

STOCK APPRECIATION RIGHTS - REDUCTION IN VALUE             --               --               --         (121,340)            --

CHANGE IN FAIR VALUE OF WARRANTS AND EMBEDDED
  CONVERSION OPTION                                        --              --             186,600           --            180,800

                                                  -------------    -------------    -------------  -------------    -------------
                                                        182,353          333,481        1,796,754      1,028,161       12,204,399
                                                  -------------    -------------    -------------  -------------    -------------
NET LOSS                                               (182,353)        (333,481)      (1,681,754)      (768,161)     (11,733,109)
                                                  -------------    -------------    -------------  -------------    -------------

DEEMED DIVIDEND ON PREFERRED STOCK                         --               --               --             --         (2,072,296)

PREFERRED STOCK DIVIDENDS                                  --            (34,909)         (42,401)      (121,552)        (509,067)
                                                  -------------    -------------    -------------  -------------    -------------
                                                           --            (34,909)         (42,401)      (121,552)      (2,581,363)
                                                  -------------    -------------    -------------  -------------    -------------

NET LOSS APPLICABLE TO COMMON STOCKHOLDERS        $    (182,353)   $    (368,390)   $  (1,724,155) $    (889,713)   $ (14,314,472)
                                                  =============    =============    =============  =============    =============

BASIC AND DILUTED LOSS PER COMMON SHARE           $       (0.00)   $       (0.00)   $       (0.01) $       (0.01)
                                                  =============    =============    =============  =============
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING -
  BASIC AND DILUTED                                 198,795,306      168,354,650      191,550,874    161,884,506
                                                  =============    =============    =============  =============


                                           See notes to condensed financial statements.

                                                                 F-22



                                                     WATER CHEF, INC.
                                  (A Development Stage Company Commencing January 1, 2002)
                                       CONDENSED STATEMENT OF STOCKHOLDERS' DEFICIENCY
                                        FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006
                                                         (UNAUDITED)



                                                        Preferred Stock                  Common Stock            Additional
                                                  ----------------------------    ---------------------------      Paid-in
                                                     Shares          Amount          Shares         Amount         Capital
                                                  ------------    ------------    ------------   ------------   ------------

   BALANCE - JANUARY 1, 2006                           235,585    $        236     181,779,000   $    181,779   $ 20,830,154

Proceeds from sale of common stock
  ($0.07 per share) March 21, 2006                        --              --         3,600,000          3,600        246,400
  ($0.08 - $0.10 per share) May 8, 2006                   --              --         3,769,230          3,769        276,231
  ($0.10 per share) June 28, 2006                         --              --           100,000            100          9,900
  ($0.07 per share) August 17, 2006                       --              --           400,000            400         27,600

Common stock issued for services
  ($0.06 per share) March 21, 2006                        --              --           250,000            250         14,750
  ($0.05 per share) May 8, 2006                           --              --           450,000            450         22,050
  ($0.15 per share) June 6, 2006                          --              --           166,666            166         24,833

Common stock issued in repayment of debt
  ($0.11 per share) February 13, 2006                     --              --           438,785            439         48,046
  ($0.08 per share) April 3, 2006                         --              --           614,131            614         50,790
  ($0.08 per share) April 6, 2006                         --              --         1,959,631          1,960        154,614
  ($0.10 - $0.15 per share) June 6, 2006                  --              --         3,583,334          3,583        390,517

Preferred stock converted to common stock
   during the quarter ended June 30, 2006              (46,668)            (47)      1,866,720          1,867         (1,820)

Reclassification of derivative liabilities upon
   conversion of debt                                     --              --              --             --          368,800

4,000,000 Warrants granted for services,
   May 18, 2006                                           --              --              --             --          464,000

2,500,000 Warrants granted for services,
   May 24, 2006                                           --              --              --             --          241,200

Preferred stock dividend                                  --              --              --             --          (42,401)

Net loss                                                  --              --              --             --             --
                                                  ------------    ------------    ------------   ------------   ------------
BALANCE - SEPTEMBER 30, 2006                           188,917    $        189     198,977,497   $    198,977   $ 23,125,664
                                                  ============    ============    ============   ============   ============


                                        See notes to condensed financial statements.

                                                            F-23







                                              WATER CHEF, INC.
                          (A Development Stage Company Commencing January 1, 2002)
                               CONDENSED STATEMENT OF STOCKHOLDERS' DEFICIENCY
                                FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006
                                                 (UNAUDITED)
                                                 (Continued)



                                                                 Deficit         Deficit
                                                               Accumulated      Accumulated
                                                 Treasury        Through          During          Total
                                                   Stock         December       Development    Stockholders'
                                                 -at cost        31, 2001          Stage        Deficiency
                                               ------------    ------------    ------------    ------------

   BALANCE - JANUARY 1, 2006                   $     (5,768)   $(14,531,596)   $(10,051,355)   $ (3,576,550)

Proceeds from sale of common stock
  ($0.07 per share) March 21, 2006                     --             --              --            250,000
  ($0.08 - $0.10 per share) May 8, 2006                --             --              --            280,000
  ($0.10 per share) June 28, 2006                      --             --              --             10,000
  ($0.07 per share) August 17, 2006                    --             --              --             28,000

Common stock issued for services
  ($0.06 per share) March 21, 2006                     --             --              --             15,000
  ($0.05 per share) May 8, 2006                        --             --              --             22,500
  ($0.15 per share) June 6, 2006                       --             --              --             24,999

Common stock issued in repayment of debt
  ($0.11 per share) February 13, 2006                  --             --              --             48,485
  ($0.08 per share) April 3, 2006                      --             --              --             51,404
  ($0.08 per share) April 6, 2006                      --             --              --            156,574
  ($0.10 - $0.15 per share) June 6, 2006               --             --              --            394,100

Preferred stock converted to common stock
   during the quarter ended June 30, 2006              --             --              --               --

Reclassification of derivative liabilities upon
   conversion of debt                                  --             --              --            368,800

4,000,000 Warrants granted for services, May 18, 2006  --              --              --           464,000

2,500,000 Warrants granted for services, May 24, 2006  --              --              --           241,200


Preferred stock dividend                               --             --              --            (42,401)

Net loss                                               --             --         (1,681,754)     (1,681,754)
                                               ------------    ------------    ------------    ------------
BALANCE - SEPTEMBER 30, 2006                   $     (5,768)   $(14,531,596)   $(11,733,109)   $ (2,945,643)
                                               ============    ============    ============    ============


                                See notes to condensed financial statements.

                                                     F-24




                                        WATER CHEF, INC.
                   (A Development-Stage Company Commencing January 1, 2002)
                              CONDENSED STATEMENTS OF CASH FLOWS
                                          (UNAUDITED)



                                                    For the Nine Months Ended   For the Period
                                                         September 30,          January 1, 2002
                                                   --------------------------    to September
                                                      2006           2005          30, 2006
                                                   -----------    -----------    -----------

CASH FLOWS FROM OPERATING ACTIVITIES:

  Net loss                                         $(1,681,754)   $  (768,161)  $(11,733,109)
  Adjustments to reconcile net loss to
    net cash used in operating activities:
      Amortization of patents                            1,390          1,390          8,806
      Interest expense - deferred financing              4,687           --            7,500
      Stock-based compensation                         767,699         18,000      1,545,089
      Accretion of debt discount                       112,800           --          188,000
      Change in fair value of warrants and
        embedded conversion option                     186,600           --          180,800
      Loss on settlement of debt                          --             --        2,614,017
      Non-dilution agreement termination cost             --             --        2,462,453
      Inventory reserve                                   --             --          159,250
      Write-off of stock subscription receivable          --             --           21,800
      Financing cost - warrant extension                  --           74,700         74,700
  Changes in assets and liabilities:
    Inventory                                           30,000        (30,000)          --
    Prepaid expenses                                    16,976          8,359         50,512
    Accounts payable, accrued expenses and
     other current liabilities, accrued
     compensation, accrued consulting and
     director fees accrued dividends and
     customer deposits                                (208,914)       341,863      1,263,225
                                                   -----------    -----------    -----------
      NET CASH USED IN OPERATING ACTIVITIES           (770,516)      (353,849)    (3,156,957)
                                                   -----------    -----------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Stock subscription receivable                           --           20,000         65,700
  Proceeds from sale of preferred stock                   --             --        1,130,127
  Proceeds from sale of common stock                   568,000        255,000      1,540,560
  Proceeds from sale of common stock
    to be issued                                          --             --          200,000
  Deferred financing costs                                --             --           (7,500)
  Proceeds from convertible promissory note               --             --          250,000
  Repayment of notes payable                           (15,962)          --          (31,324)
                                                   -----------    -----------    -----------
      NET CASH PROVIDED BY FINANCING ACTIVITIES        552,038        275,000      3,147,563
                                                   -----------    -----------    -----------
NET (DECREASE) INCREASE IN CASH                       (218,478)       (78,849)        (9,394)

CASH AT BEGINNING OF PERIOD                            244,595         81,732         35,511
                                                   -----------    -----------    -----------
CASH AT END OF PERIOD                              $    26,117    $     2,883    $    26,117
                                                   ===========    ===========    ===========

SUPPLEMENTAL DISCLOSURE OF NON-CASH ACTIVITY:

  Compensation satisfied by issuance of
    common stock                                          --           40,000         55,250
                                                   ===========    ===========    ===========

  Common stock issued for settlement of debt
    and accrued interest                           $   650,563    $     --       $ 6,364,284
                                                   ===========    ===========    ===========
  Reclassification of derivative liabilities
    upon conversion of debt                        $   368,800    $     --       $   368,800
                                                   ===========    ===========    ===========


                         See notes to condensed financial statements.

                                              F-25

                                WATER CHEF, INC.
            (A Development Stage Company Commencing January 1, 2002)
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                                   (UNAUDITED)


NOTE 1 - DESCRIPTION OF BUSINESS

Water Chef, Inc. (the "Company"), is a Delaware corporation currently engaged in the design and marketing of water dispensers and purification equipment both inside and outside the United States. The Company's corporate headquarters are located in Glen Head, New York.

NOTE 2 - BASIS OF PRESENTATION AND ACCOUNTING POLICIES

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information. Accordingly, these interim financial statements do not include all of the information and footnotes required for annual financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary to make the financial statements not misleading have been included.

The operating results for the nine-month period ended September 30, 2006 are not necessarily indicative of the results that may be expected for the year ending December 31, 2006. These financial statements should be read in conjunction with the financial statements and footnotes thereto for the year ended December 31, 2005, included elsewhere herein this document.

DEVELOPMENT STAGE COMPANY
The Company is in the development stage as defined by Statement of Financial Accounting Standards ("SFAS") Statement No. 7, "Accounting and Reporting for Development Stage Companies." To date, the Company has generated limited sales and has devoted its efforts primarily to developing its products, implementing its business and marketing strategy and raising working capital through equity financing or short-term borrowings.

REVENUE RECOGNITION
The Company recognizes its revenues when the product is shipped and or title passes and collection is reasonably assured.

STOCK BASED COMPENSATION
Prior to January 1, 2006, the Company accounted for employee stock transactions in accordance with Accounting Principles Board, APB Opinion No. 25, "Accounting for Stock Issued to Employees." The Company had adopted the pro forma disclosure requirements of Statement of Financial Accounting Standards No. 123, "Accounting For Stock-Based Compensation."

Effective January 1, 2006, the Company adopted SFAS No. 123R "Share Based Payment." This statement is a revision of SFAS No. 123, and supersedes APB Opinion No. 25, and its related implementation guidance. SFAS No. 123R addresses all forms of share based payment ("SBP") awards including shares issued under employee stock purchase plans, stock options, restricted stock and stock appreciation rights. Under SFAS No. 123R, SBP awards will result in a charge to operations that will be measured at fair value on the awards grant date, based on the estimated number of awards expected to vest over the service period.

The Company adopted SFAS No. 123R, "Share Based Payment," using the modified -prospective-transition method. As of January 1, 2006, the Company had no unvested employee stock options. During the three and nine months ended September 30, 2005, the Company did not grant any employee stock options; therefore, no table has been disclosed to illustrate the effect on the pro forma Net loss and pro forma net loss per share as if the Company had applied the fair value recognition provisions of SFAS No. 123.

NOTE 3 - GOING CONCERN

The accompanying condensed financial statements have been prepared assuming that the Company will continue as a going concern. The Company has incurred recurring losses from operations, an accumulated deficit since its inception of approximately $26,265,000 and has a working capital deficiency of approximately $2,445,000 at September 30, 2006. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans with respect to these matters include restructuring its existing debt, settling its existing debt by issuing shares of its common stock and raising additional capital through future issuance of stock and or debentures. However, there can be no assurance that the Company will be able to obtain sufficient funds to continue the development of its product, marketing plan and distribution network.

The accompanying financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

                                WATER CHEF, INC.
            (A Development Stage Company Commencing January 1, 2002)
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                                   (UNAUDITED)


NOTE 4 - RECENT ACCOUNTING STANDARDS

In February 2006, the Financial Accounting Standards Board ("FASB") issued SFAS No. 155, which is an amendment of SFAS No. 133 and 140. This Statement; a) permits fair value re-measurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, b) clarifies which interest-only strip and principal-only strip are not subject to the requirements of SFAS 133, c) establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, d) clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, e) amends SFAS 140 to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This Statement is effective for financial statements for fiscal years beginning after September 15, 2006. Earlier adoption of this Statement is permitted as of the beginning of an entity's fiscal year, provided the entity has not yet issued any financial statements for that fiscal year. Management is evaluating if this Statement will have a significant impact on the financial statements of the Company.

In March 2006, the FASB issued SFAS No. 156, which amends FASB Statement No.
140. This Statement establishes, among other things, the accounting for all separately recognized servicing assets and servicing liabilities. This Statement amends SFAS No. 140 to require that all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable. This Statement permits, but does not require, the subsequent measurement of separately recognized servicing assets and servicing liabilities at fair value. An entity that uses derivative instruments to mitigate the risks inherent in servicing assets and servicing liabilities is required to account for those derivative instruments at fair value. Under this Statement, an entity can elect subsequent fair value measurement to account for its separately recognized servicing assets and servicing liabilities. By electing that option, an entity may simplify its accounting because this Statement permits income statement recognition of the potential offsetting changes in fair value of those servicing assets and servicing liabilities and derivative instruments in the same accounting period. This Statement is effective for financial statements for fiscal years beginning after September 15, 2006. Earlier adoption of this Statement is permitted as of the beginning of an entity's fiscal year, provided the entity has not yet issued any financial statements for that fiscal year. Management believes that the adoption of this Statement will not have a significant impact on its financial statements.

In September 2006, the FASB issued SFAS No. 157, "Accounting for Fair Value Measurements." SFAS No. 157 defines fair value, and establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosure about fair value measurements. SFAS No. 157 is effective for the Company for financial statements issued subsequent to November 15, 2007. The Company does not expect the new standard to have any material impact on the financial position and results of operations.


NOTE 5 - CONVERTIBLE PROMISSORY NOTES

In November 2005, the Company entered into a Convertible Promissory Note agreement for $250,000 which included 430,000 warrants, which are exercisable at $0.14 per share and have a life of three years. The warrants carry a cashless exercise provision. The Convertible Promissory Note bore interest at a rate of 8% per annum and matured in March 2006.

The note included certain conversion features as follows:

o convertible at any time after the maturity date, at the option of the holder,
o convertible at 85% of the average of the three 3 lowest closing bid prices for the common stock, for the ten trading days ending on the trading day immediately before the conversion date.

The Convertible Promissory Note agreement required the Company to file a registration statement no later than sixty business days from the date of the agreement and no less than the amount of subscribed shares, and to cause the registration statement relating to the registrable securities to become effective the earlier of five business days after notice from the Securities and Exchange Commission that the registration statement may be declared effective, or (b) one hundred twenty days.

The Convertible Promissory Note agreement included a liquidated damages clause, which stipulates if the registration statement is not filed by the filing date or declared effective by the effective date, then upon failure of either event the subscriber shall be entitled to liquidated damages, payable in cash, in the sum of one percent (1%) of the principal amount of the Note:
a. for each 30 day period after the filing date that transpires until the date that the Company files the registration statement, and
b. for each 30 day period after the effective date that transpires until such date as the registration statement is declared effective.

The gross proceeds of $250,000 were recorded net of a discount of $188,000. The debt discount consisted of $47,200 related to the warrants and $140,800 related to the embedded conversion option. The warrants and the embedded conversion option were accounted for under EITF issue No. 00-19 "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock" and EITF 05-4, View A "The effect of a Liquidated Damages Clause on a Freestanding Financial Instrument." Due to certain factors and the liquidated damage provision in the registration rights agreement, the Company determined that the embedded conversion option and the warrants are derivative liabilities. Accordingly, the warrants and the embedded conversion option will be marked to market through earnings at the end of each reporting period. Due to the fact that the registration statement became effective on January 30, 2006, the value

                                WATER CHEF, INC.
         (A Development Stage Company Commencing January 1, 2002)
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                                   (UNAUDITED)


NOTE 5 - CONVERTIBLE PROMISSORY NOTES (continued)

of the registration rights was deemed to be de minimis. The warrants and the conversion option are valued using the Black-Scholes valuation model. For the period ended September 30, 2006, the Company reflected a loss of $186,600 representing the change in the value of the warrants and conversion option. During the nine months ended September 30, 2006, the Company charged to interest expense $112,800 for the remaining debt discount.

During the nine months ended September 30, 2006, the Company issued 3,012,547 shares of common stock for the settlement of the debt and accrued interest. As a result of the conversion the Company recorded a reclass to equity of $368,800 for the derivative liabilities.

This Convertible Promissory Note was secured by 4,000,000 shares held by an officer of the Company. At the date of conversion the officer was released from the security interest.

NOTE 6 - NET LOSS PER SHARE OF COMMON STOCK

Basic loss per share was computed using the weighted average number of outstanding common shares. Diluted loss per share includes the effect of dilutive common stock equivalents from the assumed exercise of options, warrants and convertible preferred stock. Common stock equivalents were excluded in the computation of diluted loss per share since their inclusion would be anti-dilutive. Total shares issuable upon the exercise of warrants and conversion of preferred stock for the nine months ended September 30, 2006 and 2005 were 8,666,680 and 17,256,233, respectively.

NOTE 7 - COMMITMENTS AND CONTINGENCIES

Leases
------

The Company leases its administrative facilities, located in Glen Head, New York, on a month-to-month basis.

Consulting Agreement
--------------------

On May 18, 2006, the Company entered into an agreement with a consultant for services. The agreement provides consideration of $6,000 per month. The term of the agreement is on a month to month basis. In addition the Company granted 4,000,000 warrants. The warrants fully vested on the date of the grant, have a life of 3 years and are exercisable at $0.10 per share.

NOTE 8 - COMMON STOCK ISSUED

Cash
----

During the nine months ended September 30, 2006, the Company raised $568,000 through the sale of 7,869,230 shares of common stock.

Services
--------

During the nine months ended September 30, 2006, the Company issued 866,666 shares of common stock for services for a value of $62,499.

On May 18, 2006, the Company granted 4,000,000 warrants to a consultant for services. The warrants fully vested on the date of the grant, have a life of 3 years and are exercisable at $0.10 per share. The Company incurred a stock based compensation charge of $464,000.

On May 24, 2006, the Company granted 2,500,000 warrants to two directors for services. The warrants fully vested on the date of the grant, have a life of 3 years and are exercisable at $0.15 per share. The Company incurred a stock based compensation charge of $241,200.

Debt
----

During the nine months ended September 30, 2006, the Company issued 6,595,881 shares of common stock for debt and accrued interest of $650,563.

Conversion of preferred stock into common stock
-----------------------------------------------

During the nine months ended September 30, 2005, the Company issued to various parties 1,866,720 shares of common stock in connection with the conversion of 46,668 shares of preferred stock.



NOTE 9- MAJOR CUSTOMERS / CREDIT RISK

During the nine months ended September 30, 2006, the Company sold two systems to one customer and recognized revenues of $115,000. During the nine month period ended September 30, 2005, the Company sold five systems to two customers and recognized revenue of $260,000. The Company had no sales during each of the three months ended September 30, 2006 and 2005.

The Company maintains cash deposits with financial institutions, which from time to time may exceed federally insured limits. The Company has not experienced any losses and believes it is not exposed to any significant credit risk from cash.

NOTE 10 CONTINGENCIES

On July 14, 2006, Funding Group, Inc. filed a complaint with the Supreme Court of the State of New York in New York County seeking damages due to an alleged breach of contract related to a $25,000 loan made by the plaintiff to the Company. On October 11, 2006, the Company filed a counter claim against Funding Group, Inc. with the Supreme Court of the State of New York. The Company believes the complaint is without merit and intends to vigorously defend itself in these actions, and believes that the eventual outcome of these matters will not have a material adverse effect on the Company. However, the ultimate outcome of these matters cannot be determined at this time.


NOTE 11 - SUBSEQUENT EVENTS

On October 17, 2006, the Company entered into a Convertible Promissory Note for proceeds of $300,000. The loan has a stated interest rate of 8% per annum and matures on February 17, 2007. The Company issued a warrant for 882,352 shares of the Company's common stock, exercisable at $0.085 per share and has a life of three years. The note and accrued interest is convertible at any time after the maturity date into shares of the Company's common stock at a conversion price equal to the current marked price multiplied by eighty-five percent (85%).

The Convertible Promissory Note agreement requires the Company to file a registration statement no later than thirty business days from the date of the agreement and no less than the amount of subscribed shares, and to cause the registration statement relating to the registrable securities to become effective the earlier of five business days after notice from the Securities and Exchange Commission that the registration statement may be declared effective, or (b) one hundred twenty days.

The Convertible Promissory Note agreement included a liquidated damages clause, which stipulates if the registration statement is not filed by the filing date or declared effective by the effective date, then upon failure of either event the subscriber shall be entitled to liquidated damages, payable in cash, in the sum of one percent (1%) of the principal amount of the Note:
a. for each 30 day period after the filing date that transpires until the date that the Company files the registration statement, and
b. for each 30 day period after the effective date that transpires until such date as the registration statement is declared effective.

The Company will account for the above transaction in accordance with EITF issue No. 00-19 "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock." The Company has determined that the embedded conversion option and the warrants are derivative liabilities. Accordingly, the warrants and the embedded conversion option will be recorded at fair market value and marked to market through earnings at the end of each reporting period.

This Convertible Promissory Note was secured by 4,000,000 shares held by an officer of the Company.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers.

          Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the Registrant. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.
Section 5.1 of the Registrant's amended and restated bylaws and Section 8 of our restated certificate of incorporation provide that the Registrant shall indemnify its directors and officers, and may indemnify its employees and other agents, to the fullest extent permitted by the Delaware General Corporation Law.

          Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant's certificate of incorporation provides for such limitation of liability.

          The Registrant maintains standard policies of insurance under which coverage is provided (a) to its directors, officers, employees and other agents against loss rising from claims made by reason of breach of duty or other wrongful act, and (b) to the Registrant with respect to payments which may be made by the Registrant to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

Item 25.  Other Expenses of Issuance and Distribution.

          The following table sets forth the various expenses (other than selling commissions and other fees to be paid to the underwriters) which will be paid by the Registrant in connection with the issuance and distribution of the securities being registered. With the exception of the Securities and Exchange Commission ("SEC") registration fee, all amounts shown are estimates.

SEC registration fee..............................$           71.69
Legal fees and expenses...........................        10,000.00
Accounting fees and expenses......................         5,000.00
Miscellaneous expenses............................         4,928.31
                                                  -----------------
              Total...............................$       20,000.00
                                                  =================



Item 26.  Recent Sales of Unregistered Securities.

------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Purchaser                            Price Per     Purchase Amount         Class        Date of Purchase  # of Shares
                                     Share
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Nicholas Anagnastopoulos             $1.00         $12,750                 Series F     11/11/2003        7,500
                                                                           Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Haralambos Kostopoulos               $1.00         $4,250                  Series F     11/11/2003        2,500
                                                                           Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Jonathan McDermott                   $1.00         $4,000                  Series F     11/11/2003        2,500
                                                                           Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Robert Kaszovits                     $1.00         $20,000                 Series F     12/10/2003        10,000
                                                                           Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Seymour Yanovsky                     $1.00         $4,040                  Series F     12/10/2003        2,188
                                                                           Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Daniel Alkobi                        $1.00         $1,155                  Series F     12/10/2003        625
                                                                           Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Yacob Alcoby                         $1.00         $1,155                  Series F     12/10/2003        625
                                                                           Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Yair Matan                           $1.00         $3,465                  Series F     12/10/2003        1,875
                                                                           Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Abraham Hershkovitz                  $1.00         $1,735                  Series F     12/10/2003        939
                                                                           Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
David Rappaport                      $1.00         $5,775                  Series F     12/10/2003        3,125
                                                                           Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Leonard Fuchs                        $1.00         $4,620                  Series F     12/10/2003        2,500
                                                                           Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Carlos Correas                       $1.00         $1,155                  Series F     12/10/2003        625
                                                                           Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Mike Liebhard                        $1.00         $575                    Series F     12/10/2003        313
                                                                           Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Mike Majerovic                       $1.00         $3,695                  Series F     12/10/2003        2,000
                                                                           Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Dror Magori                          $1.00         $865                    Series F     12/10/2003        469
                                                                           Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Chaim Majerovic                      $1.00         $230                    Series F     12/10/2003        175
                                                                           Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------

                                                         II-2



------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Purchaser                            Price Per     Purchase Amount         Class        Date of Purchase  # of Shares
                                     Share
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Eligio Majerovic                     $1.00         $8,000                  Series F     12/10/2003        4,250
                                                                           Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Marshall Sterman                     $1.00         Compensation Board      Series F     12/10/2003        12,500
                                                   Svc. - $25,000          Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Olshan Grundman                      $1.00         Compensation Legal      Series F     12/10/2003        5,000
                                                   Services - $16,000      Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Moneesh Bakshi                       $1.00         Translating Service -   Series F     12/10/2003        50
                                                   $200                    Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Mohammad Mamaun                      $1.00         Translating Service     Series F     12/10/2003        50
                                                   -$200                   Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Leonard Cohen                        $1.00         $50,000                 Series F     12/30/2003        25,000
                                                                           Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Kollel Metzioynim Lhoroah            $1.00         $12,000                 Series F     12/30/2003        5,000
                                                                           Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Gregory Simonelli                    $1.00         $7,000                  Series F     12/30/2003        2,500
                                                                           Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Jaime Asaro                          $1.00         $7,000                  Series F     12/30/2003        2,500
                                                                           Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Jack Neiman                          $1.00         $3,500                  Series F     12/30/2003        1,250
                                                                           Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Harris Tunick                        $1.00         $3,500                  Series F     12/30/2003        1,250
                                                                           Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Gian Ciarniello                      $1.00         $1,400                  Series F     12/30/2003        500
                                                                           Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Barry Moscowitz                      $1.00         Commission - $6,000     Series F     12/30/2003        3,000
                                                                           Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Barnett Fine                         $1.00         $7,000                  Series F     01/06/2004        2,500
                                                                           Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Howard Fine                          $1.00         $1,400                  Series F     01/06/2004        500
                                                                           Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Haichel Esther                       $1.00         $60,000                 Series F     01/06/2004        30,000
                                                                           Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
The Resnick Group                    $1.00         Fee for annual acctg.   Series F     01/06/2004        8,125
                                                   svc. -$26,000           Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------

                                                         II-3



------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Purchaser                            Price Per     Purchase Amount         Class        Date of Purchase  # of Shares
                                     Share
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Peter Hoffman                        $1.00         $3,750                  Series F     01/15/2004        1,563
                                                                           Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Rafael Moas                          $1.00         $3,750                  Series F     01/15/2004        1,563
                                                                           Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
David Fried                          $1.00         $475                    Series F     01/15/2004        195
                                                                           Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Dror Magori                          $1.00         $475                    Series F     01/15/2004        195
                                                                           Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Florence Gut                         $1.00         $825                    Series F     01/15/2004        344
                                                                           Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Dror Magori                          $1.00         $1,850                  Series F     02/05/2004        463
                                                                           Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Meryl Hagler                         $1.00         $3,575                  Series F     02/05/2004        893
                                                                           Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
David Fried                          $1.00         $3,575                  Series F     02/05/2004        893
                                                                           Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Ezra Moas                            $1.00         $1,000                  Series F     02/05/2004        250
                                                                           Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Morris Sabbach                       $1.00         $1,000                  Series F     02/05/2004        250
                                                                           Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Jac Steinberger                      $1.00         $3,075                  Series F     02/05/2004        770
                                                                           Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Abraham Rotban                       $1.00         $1,855                  Series F     02/05/2004        465
                                                                           Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Raimond Irni                         $1.00         Compensation            Series F     02/05/2004        1,000
                                                   Commission - $4,000     Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Arnold Fonseca                       $1.00         $50,000                 Series F     03/30/2004        19,231
                                                                           Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Eliezer Ely                          $1.00         $2,480                  Series F     03/30/2004        1,240
                                                                           Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Moische Koffman                      $1.00         $2,325                  Series F     03/30/2004        1,162
                                                                           Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Harold Friedman                      $1.00         $775                    Series F     03/30/2004        388
                                                                           Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------

                                                         II-4



------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Purchaser                            Price Per     Purchase Amount         Class        Date of Purchase  # of Shares
                                     Share
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Aaron Groner                         $1.00         $310                    Series F     03/30/2004        155
                                                                           Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Abraham Kiplinsky                    $1.00         $775                    Series F     03/30/2004        388
                                                                           Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Annette Hunter                       $1.00         $50,000                 Series F     03/30/2004        25,000
                                                                           Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Eugenie Trott                        $1.00         $200,000                Series F     03/30/2004        41,668
                                                                           Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Marshall Sterman                     $1.00         Compensation - $20,000  Series F     03/30/2004        6,250
                                                                           Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
John. J. Clarke                      $1.00         Compensation - $20,000  Series F     03/30/2004        6,250
                                                                           Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
C. Trade Inc.                        $1.00         Compensation - $40,000  Series F     03/30/2004        9,375
                                                                           Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
A. Elizier                           $1.00         Comp. Web design -      Series F     03/30/2004        1,765
                                                   $3,500                  Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
E. McInerney                         $1.00         Commission - $20,000    Series F     03/30/2004        4,168
                                                                           Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
T. Mendirotta                        $1.00         Commission - $25,000    Series F     03/30/2004        12,500
                                                                           Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Haicel Esther                        $1.00         $12,500                 Series F     05/20/04          15,625
                                                                           Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Philip Koch                          $0.1475       $885                    Common       08/04/2004        6,000
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
David Fried                          $0.1475       $5,530                  Common       08/04/2004        37,500
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Harold Tishler                       $0.1475       $3,685                  Common       08/04/2004        25,000
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
David Rappaport                      $0.1475       $9,215                  Common       08/04/2004        62,500
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Harold Jacobowitz                    $0.1475       $1,685                  Common       08/04/2004        11,428
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Michael Majerovic                    $0.1475       $1,150                  Common       08/04/2004        7,800
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Segoes Trust LTD                     $0.08         $72,000                 Common       08/06/2004        900,000
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Richard Barsom                       $0.12         Comp. Marketing Svc.    Common       08/06/2004        50,000
                                                   - $6,000
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------

                                                         II-5



------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Purchaser                            Price Per     Purchase Amount         Class        Date of Purchase  # of Shares
                                     Share
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Marshall Sterman                     $0.12         Comp. Fin'l Consult.    Common       08/06/2004        200,000
                                                   - $24,000
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Max Ollech                           $0.08         $15,400                 Common       08/20/2004        200,000
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Rafael Moas                          $0.08         $5,800                  Common       08/20/2004        72,500
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Dror Magori                          $0.08         $800                    Common       08/20/2004        10,000
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Morris Sabbach                       $0.08         $800                    Common       08/20/2004        10,000
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Randy Chalom                         $0.08         $1,600                  Common       08/20/2004        20,000
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Ezra Moas                            $0.08         $800                    Common       08/20/2004        10,000
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Ezra Mossieri                        $0.08         $800                    Common       08/20/2004        10,000
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Kellel Metzioynim                    $0.08         $34,600                 Common       08/20/2004        450,000
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
George Feinsod                       $0.10         Comp. Tax Prep Fees -   Common       08/20/2004        100,000
                                                   $10,000
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Samaritan Group Intl.                $0.05         Fee for UN Admission    Common       09/08/2004        500,000
                                                   - $25,000
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
IMSCO/ F. Weston                     $0.05         Fee for UN Admission    Common       09/08/2004        1,000,000
                                                   - $50,000
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Ellis International Trust            $0.075        $50,000                 Common       09/17/2004        666,667
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Max Ollech                           $0.08         $4,000                  Common       09/17/2004        50,000
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
WW Trading Int'l                     $0.075        Comp. Commissions -     Common       10/06/2004        200,000
                                                   $15,000
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Annette Hunter                       $0.075        Comp. Commissions -     Common       10/06/2004        100,000
                                                   $7,500
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Rudolf Schindler                     $0.10         Comp. Accrued Payroll   Common       10/29/2004        311,100
                                                   - $31,110
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
WW Trading Int'l                     $0.08         $25,000                 Common       10/29/2004        312,500
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Raimind Irni                         $0.05         Commission - $1,000     Common       11/15/2004        20,000
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Nachum Lis                           $0.05         $40,000                 Common       11/16/2004        800,000
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Lyons Capital Partners               $0.08         $50,000                 Common       11/16/2004        625,000
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Jason Lyons                          $0.08         Commission - $5,000     Common       11/24/2004        62,500
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------

                                                         II-6



------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Purchaser                            Price Per     Purchase Amount         Class        Date of Purchase  # of Shares
                                     Share
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Richard Barsom                       $0.08         Comp. Mktg Services -   Common       11/24/2004        150,000
                                                   $12,000
------------------------------------- ------------- ----------------------- ------------ ----------------- ------------
Rudolf W. Schindler                  $0.155        Comp./Accrued Payroll   Common       12/17/2004        100,000
                                                   - $15,500
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Leonard Cohen                        $0.10         $35,000                 Common       12/17/2004        350,000
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Haichel Esther                       $0.10         $40,000                 Common       12/17/2004        400,000
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Lyons Capital Group LLC              $0.05         Commission - $5,000     Common       3/21/2005         100,000
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Leonard Cohen                        $0.05         $10,000                 Common       3/21/2005         200,000
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
The Resnick Druckman Group LLC       $0.10         Comp. for Accounting    Common       3/21/2005         130,000
                                                   Fees - $13,000
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Segoes Trading                       $0.08         $40,000                 Common       4/18/05           500,000
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Haichel Esther                       $.05          Commission - $10,000    Common       5/12/05           200,000
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
WWD Intl. Trading                    $0.08         $25,000                 Common       7/6/05            312,500
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
LMWW FBO J. Kyle Bass IRA            $0.10         $20.000                 Common       7/6/05            200.000
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Hayman Partners                      $0.10         $30,000                 Common       7/6/05            300,000
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Ian Wallace                          $0.10         $25,000                 Common       7/7/05            250,000
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
H. Partners                          $0.10         $25,000                 Common       7/8/05            250,000
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Steven Kessler                       $0.07         $25,000                 Common       7/11/05           357,143
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
4 Clean Waters Ltd                   $0.07         Reduction of note       Common       7/11/05           571,428
                                                   payable - $40,000
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Samuel Glass                         $0.07         $25,000                 Common       7/11/05           357,143
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
WWD Trading Intl.                    $0.07         $30,000                 Common       8/2/05            200,000
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
William Duncan                       $0.07         $16,000                 Common       8/4/05            228,571
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Salvatore LoBue                      $0.07         $27,625                 Common       10/21/05          394,643
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Anthony Giambrone                    $0.07         $48,000                 Common       10/21/05          685,714
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Roger Borsett                        $0.06         Commission - $7,500     Common       10/21/05          125,000
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------

                                                         II-7



------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Purchaser                            Price Per     Purchase Amount         Class        Date of Purchase  # of Shares
                                     Share
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Resnick Druckman Group LLC           $0.05         Comp. for Accounting    Common       10/21/05          132,500
                                                   Fees - $6,625
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Occidental Engr. Consult.            N/A           Defer demand for note   Common       11/1/05           100,000
                                                   payable
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Salvatore LoBue                      $0.07         $24,335                 Common       11/08/05          347,643
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Simplified Employee Pension          $0.075        $35,000                 Common       11/23/05          466,667
FBO Laura A. Fonseca
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
James K. Tse                         $0.065        $25,000                 Common       11/29/05          384,616
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
KML                                  $0.05         $30,000                 Common       12/14/05          600,000
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Max Ollech                           $0.05         $50,000                 Common       12/14/05          1,000,000
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Raimond Irni                         $0.05         Commission - $7,500     Common       12/14/05          150,000
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Southridge Partners LP               $0.11         $48,485                 Common       2/7/05            438,785
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Robert Kaszovitz                     $0.07         $91,000                 Common       3/20/06           1,300,000
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Abraham Kaszovitz                    $0.07         $17,500                 Common       3/20/06           250,000
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Isaac Kaszovitz                      $0.07         $17,500                 Common       3/20/06           250,000
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Jacob Kaszovitz                      $0.07         $17,500                 Common       3/20/06           250,000
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Akiva Kaszovitz                      $0.07         $17,500                 Common       3/20/06           250,000
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Chumie Kaszovitz                     $0.07         $17,500                 Common       3/20/06           250,000
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Schaul Neumann                       $0.07         $17,500                 Common       3/20/06           250,000
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Max Ollech                           $0.07         $56,000                 Common       3/20/06           800,000
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Resnick Druckman Group               $0.06         Comp. for Accounting    Common       3/20/06           250,000
                                                   Fees - $15,000
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Southridge Partners LP               $0.08         $51,403                 Common       3/24/06           614,131
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Southridge Partners LP               $0.08         $156,574                Common       4/5/06            1,959,631
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Robert Kaszovitz                     $0.065        $90,000                 Common       5/5/06            1,384,615
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Max Ollech                           $0.065        $90,000                 Common       5/5/06            1,384,615
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------

                                                         II-8

------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Purchaser                            Price Per     Purchase Amount         Class        Date of Purchase  # of Shares
                                     Share
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Shaul Kochan                         $0.10         $100,000                Common       5/5/06            1,000,000
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Raimond Irni                         $0.067        Commission - $30,000    Common       5/5/06            450,000
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
John J. Clarke                       $0.15         Compensation for        Common       6/6/06            75,000
                                                   Board service -
                                                   $11,250
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Marshall S. Sterman                  $0.15         Compensation for        Common       6/6/06            75,000
                                                   Board service -
                                                   $11,250
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Ronald W. Hart                       $0.15         Compensation for        Common       6/6/06            75,000
                                                   Advisory Board
                                                   service - $11,250
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Occidental Engineering Consultants   $0.08         Forebearance            Common       6/6/06            3,000,000
                                                   Agreement - $242,880
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Jonathan McDermott                   $0.10         $10,000                 Common       6/12/06           100,000
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
KML                                  $0.07         $28,000                 Common       8/2/06            400,000
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------

          The Company issued these shares in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act of 1933 and Regulation D promulgated there under. These shares were offered to less than 35
"non-accredited" investors and were purchased for investment purposes with no view to resale.

Item 27.  Exhibits.

         (a) Exhibits:

    Number          Description of Exhibit
    ------          ----------------------

       3.1          Amended and Restated By-Laws of Water Chef, Inc. -
                    Incorporated herein by reference to Exhibit 3(ii) to the Form 10-KSB/A filed November 17, 2003.

       3.2          Amended and Restated Certificate of Incorporation of Water
                    Chef, Inc. - Incorporated herein by reference to Exhibit 3.2 to the Form SB-2 filed January 24, 2005.

       3.3          Certificate of Amendment of Restated Certificate of
                    Incorporation of Water Chef, Inc. dated August 2, 1993 -
                    Incorporated herein by reference to Exhibit 3.3 to the Form
                    SB-2 filed January 24, 2005.

       3.4          Certificate of Amendment of Restated Certificate of
                    Incorporation of Water Chef, Inc. dated August 2, 1992 -
                    Incorporated herein by reference to Exhibit 3.4 to the Form
                    SB-2 filed January 24, 2005.

       3.5          Certificate for Renewal and Revival of Certificate of
                    Incorporation - Incorporated herein by reference to Exhibit
                    3.5 to the Form SB-2 filed January 24, 2005.

       3.6          Certificate of Amendment of Restated Certificate of
                    Incorporation of Water Chef, Inc. dated February 20, 2002 -
                    Incorporated herein by reference to Exhibit 3.6 to the Form
                    SB-2 filed January 24, 2005.

       3.7 Certificate of Correction filed to correct a certain error in the Certificate of Amendment of the Restated Certificate of Incorporation of Water Chef, Inc. dated May 7, 2004 -
                    Incorporated herein by reference to Exhibit 3.7 to the Form
                    SB-2 filed January 24, 2005.

       4.1          Certificate of Designation of Series A Preferred Stock of
                    Water Chef, Inc. - Incorporated herein by reference to
                    Exhibit 4.1 to the Form 10-KSB/A filed November 17, 2003.

                                      II-9

    Number          Description of Exhibit
    ------          ----------------------


       4.2 Certificate of Designation of Series C convertible preferred stock of Water Chef, Inc. - Incorporated herein by reference to Exhibit 4.2 to the Form 10-KSB/A filed November 17, 2003.

       4.3 Certificate of Designation of Series D Preferred Stock of Water Chef, Inc. - Incorporated herein by reference to
                    Exhibit 4.3 to the Form 10-KSB/A filed November 17, 2003.

       4.4 Certificate of Designation of Series F convertible preferred stock of Water Chef, Inc. - Incorporated herein by reference to Exhibit 4.4 to the Form SB-2 filed January 24, 2005.

       4.5 Series B Warrant to Purchase Common Stock and Allonge to and Amendment and Extension of Common Stock Purchase Warrant - Incorporated herein by reference to Exhibit 4.4 to the Form 10-KSB/A filed November 17, 2003.

       4.6 Series B Second Allonge to and Amendment and Extension of Common Stock Purchase Warrant - Incorporated herein by reference to Exhibit 4.6 to the Form SB-2 filed January 24, 2005.

       4.7 Subordinated Debentures - Incorporated herein by reference to Exhibit 4.5 to the Form 10-KSB/A filed November 17, 2003.

      5.1*          Opinion of Olshan Grundman Frome Rosenzweig & Wolosky LLP

      10.1 Subdistributorship Agreement dated May 18, 2001 between 4 Clean Waters LTD. and the Company - Incorporated herein by reference to Exhibit 10.2 to the Form 10-KSB/A filed November 17, 2003.

      10.2 Convertible Promissory Note dated November 17, 2000 to 4 Clean - Lindh Joint Venture by the Company - Incorporated herein by reference to Exhibit 10.1 to the Form 10-KSB/A filed November 21, 2004.

      10.3 Preliminary Agreement, dated September 8, 2004 by, and among, Water Chef, Inc., Samaritan Group International, and International Multiracial Shared Cultural Organization (IMSCO) - Incorporated herein by reference to Exhibit 10.1 to the Form 10-QSB filed November 17, 2004.

      10.4 Loan Agreement, dated as of November 16, 2005, by and between Water Chef, Inc. and Southridge Partners LP - Incorporated herein by reference to Exhibit 99.1 to the Form 8-K filed November 23, 2005.

      10.5 Registration Rights Agreement, dated as of November 16, 2005, by and between Water Chef, Inc. and Southridge Partners LP - Incorporated herein by reference to Exhibit
                    99.2 to the Form 8-K filed November 23, 2005.

      10.6 Promissory Note issued by Water Chef, Inc. on November 16, 2005 to Southridge Partners LP for the principal sum of $250,000 - Incorporated herein by reference to Exhibit 99.3 to the Form 8-K filed November 23, 2005.

      10.7 Three Year Warrant issued to Southridge Partners LP, dated November 16, 2005, to purchase 430,000 shares of common stock at a price of $0.14 per share - Incorporated herein by reference to Exhibit 9.4 to the Form 8-K filed November 23, 2005.

      10.8 Forbearance Agreement dated as of May 8, 2006, by and between Occidental Engineering Consultants Limited and Water Chef, Inc. - Incorporated herein by reference to Exhibit
                    10.11 to the Registration Statement on Form SB-2 filed May 15, 2006.

      10.9 Registration Rights Agreement dated as of May 8, 2006, by and between Occidental Engineering Consultants Limited and Water Chef, Inc. - Incorporated herein by reference to
                    Exhibit 10.11 to the Registration Statement on Form SB-2 filed May 15, 2006.

     10.10 Loan Agreement, dated as of October 11, 2006, by and between Water Chef, Inc. and Southridge Partners LP - Incorporated herein by reference to Exhibit 99.1 to the Form 8-K filed October 19, 2006.

    Number          Description of Exhibit
    ------          ----------------------

     10.11 Registration Rights Agreement, dated as of October 11, 2006, by and between Water Chef, Inc. and Southridge Partners LP - Incorporated herein by reference to Exhibit 99.1 to the Form 8-K filed October 19, 2006.

     10.12 Promissory Note issued by Water Chef, Inc. on October 11, 2006 to Southridge Partners LP for the principal sum of $300,000 - Incorporated herein by reference to Exhibit 99.1 to the Form 8-K filed October 19, 2006.

     10.13 Three Year Warrant issued to Southridge Partners LP, dated October 11, 2006, to purchase 882,352 shares of common stock at a price of $0.085 per share - Incorporated herein by reference to Exhibit 99.1 to the Form 8-K filed October 19, 2006.

     23.1*          Consent of Marcum & Kliegman LLP

     23.2* Consent of Olshan Grundman Frome Rosenzweig & Wolosky LLP (contained in Exhibit 5.1).

     24.1* Powers of Attorney (included on the signature page of this Registration Statement).

*   filed herewith

Item 28.  Undertakings.

     (a) The undersigned registrant hereby undertakes:


          (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:


                    (i) Include any prospectus required by section 10(a)(3) of the Securities Act;


                    (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (ss.230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and


                    (iii) Include any additional or changed material information on the plan of distribution.


NOTE: Small business issuers do not need to give the statements in paragraphs
(a)(1)(i) and (a)(1)(ii) of this Item if the registration statement is on Form S-3 or Form S-8 (ss.ss.239.13 or 239.16b of this chapter), and the information required to be included in a post-effective amendment is incorporated by reference from periodic reports filed by the small business issuer under the Exchange Act.


          (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.


          (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.


     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has authorized this registration statement to be signed on its behalf by the undersigned, in the City of New York, State of New York, on November 9, 2006.

                                           WATER CHEF, INC.



                                           By:  /s/  David A. Conway
                                              ---------------------------------
                                                     David A. Conway
                                                     Chairman of the Board,
                                                     President,
                                                     Chief Executive Officer
                                                     and Chief Financial Officer



                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David A. Conway as his true and lawful attorney-in-fact with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and any related registration statement filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, each acting along, may lawfully do or cause to be done by virtue hereof.

         In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

        Signature                         Title                      Date
        ---------                         -----                      ----

/s/  David A. Conway             Chairman of the Board,         November 9, 2006
-----------------------------    President,
     David A. Conway             Chief Executive Officer
                                 and Chief Financial Officer
                                 (Principal Executive Officer
                                 and Principal Financial and
                                 Accounting Officer)


/s/  Marshall S. Sterman         Director                       November 9, 2006
-----------------------------
     Marshall S. Sterman

/s/  John J. Clarke, Jr.         Director                       November 9, 2006
-----------------------------
     John J. Clarke, Jr.